UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

__________________________________________

)

In re:

)

Chapter 11

)

INLAND FIBER GROUP, LLC, and

)

Bankr. Case No.: 06-10884 (     )

FIBER FINANCE CORP.,

)

Bankr. Case No.: 06-10885 (     )

)

Debtors.

)

__________________________________________)

DISCLOSURE STATEMENT
PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE
TO ACCOMPANY THE JOINT PLAN OF REORGANIZATION

OF DEBTORS INLAND FIBER GROUP, LLC, AND FIBER FINANCE CORP.

Submitted by:

ASHBY & GEDDES, P.A.

William P. Bowden (I.D. #2553)

Don A. Beskrone (I.D. #4380)

Ricardo Palacio (I.D. #3765)

Amanda M. Winfree (I.D. #4615)

222 Delaware Avenue

Wilmington, Delaware  19899

Telephone:  (302) 654-1888

Facsimile:  (302) 654-2067

- and --

DECHERT LLP

Glenn E. Siegel

Scott M. Zimmerman

David C. McGrail

Davin J. Hall

30 Rockefeller Plaza

New York, New York  10112

Telephone:  (212) 698-3500

Facsimile:  (212) 698-3599

Proposed Counsel for the Debtors

and Debtors-in-Possession

Dated:  August 18, 2006

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE SECOND AMENDED PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS SECOND AMENDED DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.

PRELIMINARY STATEMENT

THIS DISCLOSURE STATEMENT WAS FILED WITH THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE ON AUGUST 18, 2006.  [AFTER A HEARING ON THE ADEQUACY OF THE DISCLOSURE CONTAINED HEREIN, THE BANKRUPTCY COURT HAS DETERMINED THAT THIS DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION AS DEFINED IN SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE.]  A HEARING ON CONFIRMATION OF THE PROPOSED JOINT PLAN OF REORGANIZATION DESCRIBED HEREIN HAS BEEN SCHEDULED FOR [________, 2006 AT ________] (EASTERN TIME).

AS DISCUSSED IN GREATER DETAIL HEREIN, THE BANKRUPTCY COURT HAS DIRECTED THAT OBJECTIONS, IF ANY, TO CONFIRMATION OF THE PLAN MUST BE FILED AND SERVED ON OR BEFORE [_______, 2006 AT _______] (EASTERN TIME) IN THE MANNER DESCRIBED HEREIN.

TABLE OF CONTENTS

Page

I.

PREAMBLE

1

II.

INTRODUCTION

3

III.

VOTING INSTRUCTIONS

5

A.

Voting Record Date for Holders of Allowed Claims in Classes 3A and 3B

5

B.

Ballots

5

C.

Voting Procedures

6

D.

Tabulation of Ballots and Certain Other Procedures

7

IV.

OVERVIEW OF THE PLAN

9

V.

GENERAL INFORMATION

11

A.

Corporate Structure

11

B.

Business History

11

C.

Description of Business

12

D.

The Notes and the Litigation

22

VI.

EVENTS LEADING TO THE FILING OF THESE CASES

25

A.

The Settlement Agreement

25

B.

The Support and Lock-Up Agreement

26

C.

The MBIA Agreement

29

D.

The Asset Purchase Agreement

29

E.

The Additional Funding

31

F.

Purchase of Additional Assets by the Purchaser

34

VII.

THE CASES

34

A.

First Day Motions

34

VIII.

THE PLAN OF REORGANIZATION

35

A.

General -- Classification of Claims

35

B.

Summary of Distributions Under the Plan

36

C.

Implementation of the Plan

42

D.

Other Provisions of the Plan

48

E.

Retention of Jurisdiction

52

F.

Releases

53

G.

Risk Factors

60

i

IX.

CONFIRMATION OF THE PLAN

62

A.

Solicitation of Votes

63

B.

Confirmation Hearing

64

C.

Classification

64

D.

Impairment

65

E.

Acceptance of the Plan

65

F.

Confirmation Without Acceptance by All Impaired Classes

66

G.

Feasibility Test

68

H.

Best Interests Test

68

I.

Amendments to or Modifications of the Plan

69

J.

Conditions to Confirmation of the Plan

69

K.

Conditions to Effectiveness

69

L.

Waiver or Modification of Conditions

71

M.

Effects of Plan Confirmation

71

X.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

72

A.

Continuation of these Cases

72

B.

Alternative Plans of Reorganization

72

C.

Liquidation Under Chapter 7

73

XI.

MANAGEMENT

73

XII.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

73

A.

Circular 230 Notice

74

B.

Tax Consequences to Creditors

74

C.

Tax Consequences to the Debtors

75

XIII.

SECURITIES LAW ISSUES

75

XIV.

AVAILABLE INFORMATION

75

XV.

RECOMMENDATION

77

ii

EXHIBITS

A.

Joint Plan of Reorganization of Debtors Inland Fiber Group, LLC, and Fiber Finance Corp., dated August 18, 2006.

B.

Support and Lock-Up Agreement.

C.

Outside Contribution Agreement.

D.

AFR Purchase Agreement.

E.

Non-Exclusive List of Executory Contracts to Be Assumed and Assigned to the Purchaser.

F.

[Hypothetical Liquidation Analysis.]

iii

I.     PREAMBLE

Inland Fiber Group, LLC (“IFG”), and Fiber Finance Corp. (“FFC” and, together with IFG, the “Debtors”), jointly submit this disclosure statement (the “Disclosure Statement”) pursuant to Section 1125 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), to the Debtors’ respective creditors (“Creditors”) in connection with (i) the solicitation from certain Creditors of votes on the proposed Joint Plan of Reorganization of Debtors Inland Fiber Group, LLC, and Fiber Finance Corp., dated August 18, 2006 (as amended from time to time, the “Plan”), filed by the Debtors with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) scheduled for [_______, 2006 at ________] (Eastern Time).  Unless otherwise defined herein, capitalized terms contained herein shall have the meanings ascribed to them in the Plan.

Each Creditor and party-in-interest should read this Disclosure Statement and the Plan in their entirety.  All exhibits to this Disclosure Statement are incorporated into, and are part of, this Disclosure Statement.  No solicitation of votes on the Plan may be made except pursuant to this Disclosure Statement, and no person has been authorized to use any information concerning the Debtors or their business other than the information contained herein for purposes of solicitation.

[The Bankruptcy Court has approved this Disclosure Statement as containing information of a kind and in sufficient detail to enable a hypothetical, reasonable investor typical of creditors to make an informed judgment as to whether to accept or to reject the Plan.]  APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT, HOWEVER, CONSTITUTE AN ENDORSEMENT OF THE DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT OR A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  THIS DOCUMENT WAS COMPILED FROM INFORMATION OBTAINED BY THE DEBTORS FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE, TO THE BEST KNOWLEDGE, INFORMATION, AND BELIEF OF THE DEBTORS.

THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND THE ASSET PURCHASE AGREEMENT AND TRANSACTIONS CONTEMPLATED THEREUNDER AND CERTAIN OTHER DOCUMENTS.  WHILE THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS.  REFERENCE IS MADE TO THE PLAN, THE ASSET PURCHASE AGREEMENT, AND THE OTHER DOCUMENTS REFERRED TO HEREIN AND THEREIN FOR A COMPLETE STATEMENT OF THE TERMS AND PROVISIONS THEREOF.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED IN THIS DISCLOSURE STATEMENT.  THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS DISCLOSURE STATEMENT SINCE THE DATE OF THIS DISCLOSURE STATEMENT OR SUCH OTHER SPECIFIED TIME.

THIS DISCLOSURE STATEMENT IS INTENDED FOR THE SOLE USE OF HOLDERS WHOSE CLAIMS AGAINST THE DEBTORS ARE IMPAIRED UNDER THE PLAN, TO ENABLE SUCH HOLDERS TO MAKE AN INFORMED DECISION ABOUT THE PLAN.  THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN.

THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF, OR STIPULATION TO, ANY FACT OR LIABILITY, OR A WAIVER OF ANY RIGHTS, BUT RATHER AS A STATEMENT MADE IN THE CONTEXT OF SETTLEMENT NEGOTIATIONS.

OTHER THAN AS EXPRESSLY SET FORTH HEREIN, THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS, ANY OF THE REORGANIZED DEBTORS, OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN TO ANY INTERESTED PARTY.  ANY INTERESTED PARTY DESIRING ANY SUCH ADVICE SHOULD CONSULT WITH ITS OWN ADVISORS.

CIRCULAR 230 NOTICE:  TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, EACH CREDITOR AND PARTY-IN-INTEREST IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY SUCH CREDITOR OR PARTY-IN-INTEREST, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH CREDITOR UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE DEBTORS RECOMMEND THAT THOSE CREDITORS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT IT.

IMPORTANT:  THIS DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR TO REJECT THE PLAN.  PLEASE READ THIS DOCUMENT WITH CARE.

II.     INTRODUCTION

On August 18, 2006 (the “Petition Date”), the Debtors filed with the Bankruptcy Court separate, voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

Pursuant to the Bankruptcy Code, only Creditors in Classes 3A or 3B (together, the “Voting Classes”), which are impaired, are entitled to vote on the Plan.  Creditors in Classes 1 and 2 and Holders of Interests in Class 5 are deemed to have accepted the Plan because they are not impaired and therefore are not entitled to vote on the Plan.  Creditors in Class 4 (Intercompany Claims) will not vote under the Plan and their claims will be reviewed by the Debtors and adjusted, continued, or discharged, as the Debtors determine is appropriate (by, among other things, releasing such claims, contributing them to capital, issuing a dividend, or leaving them unimpaired), taking into account, among other things, the distribution of consideration under the Plan and the economic condition of the Reorganized Debtors, among other things.  The Holders of Intercompany Claims will not be entitled to participate in any of the distributions on account of Claims under Sections 5.2 or 5.3 of the Plan and will only be entitled to the treatment provided in Section 5.4 of the Plan.  For a description of the various Classes of Claims and Interests and their respective treatment under the Plan, see the section below entitled “The Plan of Reorganization.”

For the Plan to be confirmed, it must be accepted by at least one Class of Claims that is impaired under the Plan (determined without including any acceptance of the Plan by any insider of the Debtors).  Under Bankruptcy Code § 1126, an impaired Class of Claims has accepted the Plan if Creditors representing at least two-thirds in dollar amount and more than one-half in number of Allowed Claims that have actually voted in that Class have voted to accept the Plan; provided that the vote of any Creditor whose acceptance or rejection is determined by the Bankruptcy Court not to be in good faith will not be counted.  Either Voting Class that fails to accept the Plan is considered to have rejected the Plan.

Bankruptcy Code § 1129(b) permits confirmation of the Plan notwithstanding its rejection by one or more impaired Class if the Bankruptcy Court finds that the Plan (i) has been accepted by at least one impaired Class of Claims (not including the votes of insiders), (ii) otherwise meets the requirements under Bankruptcy Code § 1129(a) for confirmation, (iii) does not discriminate unfairly, and (iv) is “fair and equitable” with respect to the rejecting Class or Classes.  Holders of Notes, or their respective affiliates, that collectively own or manage $158.3 million (or approximately 70.4%) of the outstanding principal amount of the Notes have signed a support and a lock-up agreement, entered into as of August 18, 2006 (the “Support and Lock-Up Agreement”), a copy of which is attached hereto as Exhibit B, by which they have agreed, among other things, to vote in favor of the Plan.  In addition, the Indenture Trustee has signed a settlement agreement, dated August 18, 2006, with the Debtors and certain other parties (the “Settlement Agreement”), a copy of which is attached as Exhibit 4 to the Plan, pursuant to which it has agreed, among other things, to support the Plan.  Accordingly, the Debtors have reason to believe that Class 3B, which includes all holders of Notes and is impaired, will vote, as a Class, to accept the Plan in accordance with Bankruptcy Code § 1126.  In addition, the Debtors are hopeful that Class 3A, comprised of Allowed General Unsecured Claims, will also vote, as a Class, to accept the Plan in accordance with Bankruptcy Code § 1126.  THEREFORE, THE DEBTORS INTEND TO REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE PLAN UPON FINDING THAT

ALL OF THE FOREGOING REQUIREMENTS HAVE BEEN MET.  For a more detailed description of the requirements for acceptance of the Plan and of the criteria for confirmation notwithstanding rejection by certain Classes, see the section below entitled “Confirmation of the Plan.”

AMENDMENTS TO THE PLAN’S CLASSIFICATION AND TREATMENT OF ONE OR MORE CLASSES THAT DO NOT MATERIALLY AND ADVERSELY CHANGE THE TREATMENT OF ANY OTHER CLASS MAY BE MADE; PROVIDED, THAT, IT SHALL BE DEEMED SUCH A MATERIAL AND ADVERSE CHANGE IF THERE IS ANY MATERIAL CHANGE OF AFR’S OBLIGATION UNDER THE AFR CONTRIBUTION AGREEMENT (AS DEFINED HEREIN).  SUCH AMENDMENTS MAY BE APPROVED BY THE BANKRUPTCY COURT AT THE CONFIRMATION HEARING WITHOUT ENTITLING THE MEMBERS OF ANY CLASS WHOSE TREATMENT IS NOT MATERIALLY AND ADVERSELY CHANGED TO WITHDRAW ANY VOTES CAST FOR OR AGAINST THE PLAN.

All votes to accept or to reject the Plan must be cast by using the ballot (each a “Ballot,” and collectively, the “Ballots”) enclosed with this Disclosure Statement.  No other votes will be counted.  Consistent with the provisions of Bankruptcy Rule 3018, the Bankruptcy Court has fixed 5:00 p.m. (Eastern Time) on ____, 2006 (the “Voting Record Date”), as the date for the determination of the Holders of record of Class 3A and 3B Claims who are entitled to vote to accept or to reject the Plan.

TO BE COUNTED, BALLOTS MUST BE COMPLETED, SIGNED, AND RECEIVED BY 5:00 P.M. (EASTERN TIME) ON __________, 2006 (THE “VOTING DEADLINE”).  ANY BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, WILL BE DEEMED TO BE AN ACCEPTANCE OF THE PLAN.

BALLOTS TO ACCEPT OR TO REJECT THE PLAN MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING DEADLINE.  THEREAFTER, BALLOTS MAY BE REVOKED ONLY WITH THE APPROVAL OF THE DEBTORS OR THE BANKRUPTCY COURT.

Please vote and return your Ballot(s) to the below balloting agent (the “Balloting Agent”) via United States mail, overnight delivery, or hand delivery to:

by United States mail

[        ]

by overnight courier or hand delivery

[        ]

DO NOT RETURN YOUR NOTES WITH YOUR BALLOT.

If you deliver your Ballot by United States mail, you should allow enough time to ensure timely delivery prior to the Voting Deadline.  If your Claim is based on Notes that are held by a bank or broker, please vote and return your Ballot(s) to such bank or broker in accordance with the instructions set forth in the Ballot.  Please allow time for the transmittal of voting results from your bank or broker to the Debtors.  For a more complete description of voting procedures, see the section below entitled “Voting Instructions.”

If you have any questions about the Plan, this Disclosure Statement, or procedures for voting, or if you did not receive a Ballot, received a damaged Ballot, or have lost your Ballot, please call [       ].

The Bankruptcy Court has scheduled the Confirmation Hearing on [_________ at ______] (Eastern Time) before The Honorable ________, United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware  19801.  The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be served and filed on or before 5:00 p.m. (Eastern Time) on ________, 2006, in the manner described under the section below entitled “Confirmation of the Plan -- Confirmation Hearing.”

THE DEBTORS AND THE INDENTURE TRUSTEE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES AND URGE ALL CREDITORS ENTITLED TO VOTE THEREON TO VOTE IN FAVOR OF THE PLAN.

III.     VOTING INSTRUCTIONS

A.

Voting Record Date for Holders of Allowed Claims in Classes 3A and 3B

THE RECORD DATE FOR VOTING ON THE PLAN IS ________, 2006 at 5:00 p.m. (Eastern Time).  To be entitled to vote to accept or to reject the Plan, a Holder of an Allowed Claim in one of the Voting Classes (Classes 3A and 3B) must be the record holder of such Claim at the close of business on the Voting Record Date.  Holders who acquire a Claim in one of the Voting Classes after the Voting Record Date must arrange with their seller and/or transferor (as is applicable) to receive a proxy from the holder of record of such Claim as of the Voting Record Date.

B.

Ballots

Creditors entitled to vote on the Plan will find a Ballot accompanying this Disclosure Statement.  Except as otherwise set forth herein in the section below entitled “Additional Voting Procedures,” please fill out the Ballot and return it to the following address:

by United States mail

[       ]

by overnight courier or hand delivery

[       ]

Ballots must be received on or before 5:00 p.m. (Eastern Time) on the Voting Deadline, ________, 2006, to be counted in the voting.  Ballots received after this time may not be counted in the voting.  If you have any questions about the procedures for voting, or if you did not receive a Ballot, received a damaged Ballot, or have lost your Ballot, please call [          ].

C.

Voting Procedures

The Debtors are providing copies of this Disclosure Statement (and the exhibits hereto) and appropriate Ballots to all classified Holders of Claims who are entitled to vote on the Plan.

Classes 3A and 3B are impaired, and therefore all Holders of Allowed Claims in such Classes (as determined as of the Voting Record Date) are entitled to vote to accept or to reject the Plan.

If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, each such person should indicate such capacity when signing its Ballot and, if so requested by the Debtors or the Balloting Agent, must submit proper evidence satisfactory to the Debtors of its authority to so act.

Beneficial owners who, as of the Voting Record Date, hold Notes Claims in their own names should complete and sign individual Ballots and return them directly to the Balloting Agent.

Beneficial owners who, as of the Voting Record Date, hold Notes Claims in “street name” through nominees should vote in one of two ways:

1.

The beneficial owner may complete and sign an individual Ballot (unless it is already signed or “prevalidated” by the nominee) and return it to the nominee.  The nominee, in turn, should complete and sign a corresponding “Master Ballot,” transcribing the votes cast and other information provided by the beneficial owners in their individual Ballots.  The nominee should then forward its Master Ballot either to the Balloting Agent or to the nominee’s agent which, in turn, must forward the Master Ballot to the Balloting Agent; or

2.

The beneficial owner may complete an individual Ballot that has already been signed or “prevalidated” by the nominee and return it directly to the Balloting Agent.

Each individual Ballot for a Notes Claim (whether returned to the Balloting Agent or to a nominee) will contain a certification that the beneficial owner on whose behalf the Ballot is submitted is, as of the Voting Record Date, the beneficial owner of Notes in the amount voted on such Ballot.  Each individual Ballot for voting a Notes Claim will contain the additional certifications that it is the only Ballot submitted by the beneficial owner of Notes, except as disclosed by the beneficial owner in the table provided; that all such additional Ballots (if any) have been so disclosed; and that all Ballots submitted by the beneficial owner of Notes indicate the same vote to accept or to reject the Plan.

Each Master Ballot, which will transmit the votes of beneficial owners as indicated on the individual Ballots submitted to their nominees, will contain the following certifications: (a) that the party executing the Master Ballot is a nominee or a holder of a power of attorney, agency, or proxy from a nominee or beneficial owner that is the registered holder of Notes in the amounts voted by the beneficial owners thereof and (b) that the beneficial owners whose votes are transmitted by the Master Ballot are, as of the Voting Record Date, the beneficial owners of Notes in the face amounts voted.  Each Master Ballot transmitting votes on account of Notes Claims will contain the additional certification that any information provided by beneficial owners of Notes relating to other Ballots submitted by the beneficial owners has been transcribed onto the Master Ballot.

D.

Tabulation of Ballots and Certain Other Procedures

The following rules will be used to determine the claim amount associated with a creditor’s vote:

a.

the claim amount temporarily allowed by Bankruptcy Court order for voting purposes, pursuant to Bankruptcy Rule 3018(a) (as further described below), after notice and a hearing prior to the Voting Deadline;

b.

the claim amount (i) contained on an unobjected to proof of claim that has been timely filed with the Bankruptcy Court (or otherwise deemed timely filed by the Bankruptcy Court under applicable law) and (ii) prior to any amendment made to such proof of claim after the Voting Record Date;

c.

the claim amount listed in the Schedules, provided that such claim is not scheduled as contingent, disputed, or unliquidated; or

d.

in the absence of any of the foregoing, zero.

If (i) a creditor casts a Ballot and the creditor has timely filed a proof of claim (or has otherwise had such a proof of claim deemed timely filed by the Bankruptcy Court under applicable law) and is listed on the Schedules as holding a claim that is contingent, unliquidated, or disputed or (ii) the Debtors file an objection to a proof of claim at least 10 days before the Voting Deadline, such claim will not count for voting purposes, unless temporarily allowed by the Bankruptcy Court for voting purposes pursuant to Bankruptcy Rule 3018(a) after notice and a hearing.

Ballots cast by creditors whose claims are not listed on the Schedules, but who timely file proofs of claim in unliquidated or unknown amounts that are not the subject of an objection filed before the commencement of the Confirmation Hearing, will count toward satisfying the numerosity requirements of section 1126(c) of the Bankruptcy Code, but will not count toward satisfying the aggregate dollar amount provisions of that section.

The claim amounts established pursuant to the provisions hereof will control for voting purposes only and will not constitute the allowed amount of any claim for any purpose.

Creditors with multiple Claims within a particular class under the Plan must vote all of their Claims within a class either to accept or reject the Plan and may not split their vote(s).  Accordingly, an individual Ballot (as opposed to a Master Ballot) that partially rejects and partially accepts the Plan will not be counted.  Notwithstanding the foregoing, a holder of Claims in more than one class under the Plan must submit Ballots for each class of Claims.

Whenever a creditor casts more than one Ballot or Master Ballot voting the same Claim(s) before the Voting Deadline, the last Ballot or Master Ballot received before the Voting Deadline will be deemed to reflect the voter’s intent and supersede any prior Ballots or Master Ballots.  If a holder of Claims casts Ballots or Master Ballots received by the Balloting Agent on the same day, but which are voted inconsistently, such Ballots will not be counted.

Any Ballot received that does not indicate either an acceptance or a rejection of the Plan, or that indicates both an acceptance and a rejection of the Plan, will be deemed to be an acceptance of the Plan.  Ballots to accept or to reject the Plan may be revoked at any time prior to the Voting Deadline, but thereafter, that Ballots may be revoked only with the approval of the Debtors or the Bankruptcy Court.

Unless a Ballot being submitted to the Balloting Agent is timely submitted on or prior to the Voting Deadline, together with any other documents required by such Ballot, the Debtors will, in their sole discretion, subject to contrary order of the Bankruptcy Court, reject such Ballot as invalid and therefore decline to utilize it in connection with seeking confirmation of the Plan by the Bankruptcy Court.

The following types of Ballots will not be counted in determining whether the Plan has been accepted or rejected:

a.

any Ballot containing a vote that the Bankruptcy Court determines, after notice and a hearing, was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code;

b.

any Ballot that is illegible or contains insufficient information to permit the identification of the claimant;

c.

any Ballot cast by a person or entity that does not hold a Claim in a class that is entitled to vote to accept or reject the Plan;

d

any unsigned or non-original Ballot; and

e.

any Ballot transmitted to the Balloting Agent by facsimile or other electronic means.

The following voting procedures and standard assumptions will be used in tabulating the Ballots:

a.

The method of delivery of Ballots to be sent to the Balloting Agent is at the election and risk of each creditor, but such delivery will be deemed made only when the original, executed Ballot is actually received by the Balloting Agent.

b.

The Debtors, in their sole discretion, subject to contrary order of the Bankruptcy Court, may waive any defect in any Ballot at any time, including failure to timely file such Ballot, either before or after the close of voting, and without notice.

c.

Subject to any contrary order of the Bankruptcy Court, the Debtors reserve the absolute right to reject any and all Ballots not proper in form.

d.

Unless waived or as ordered by the Bankruptcy Court, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine, and unless otherwise ordered by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived.

e.

Neither the Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liabilities for failure to provide such notification.

Unless otherwise ordered by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt) and revocation or withdrawal of Ballots will be determined by the Debtors in their sole discretion, which determination will be final and binding.

IV.    OVERVIEW OF THE PLAN

The following table briefly summarizes the classification and treatment of Claims and Interests under the Plan.  This summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached hereto as Exhibit A.  In addition, for a more detailed description of the terms and provisions of the Plan, see the section below entitled “The Plan of Reorganization.”  As provided in the Bankruptcy Code, Administrative Claims and Tax Claims are not classified under the Plan.  Under the Plan, each Holder of an Allowed Administrative Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, Cash equal to the amount of such Claim on the later of (i) the Distribution Date and (ii) the date that is 10 days after the Allowance Date, unless such Holder has agreed to a different treatment of such Allowed Claim.  Each Holder of an Allowed Tax Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, at the election of the applicable Debtor, in its sole discretion, either (i) Cash equal to the amount of such Allowed Claim on the later of (1) the Distribution Date and (2) the date that is 10 days after the Allowance Date, unless such Holder has agreed to a different treatment of such Allowed Claim, or (ii) in accordance with Bankruptcy Code § 1129(a)(9)(C), deferred Cash payments (1) of a value, as of the Effective Date, equal to the amount of such Allowed Tax Claim, (2) over a period not exceeding five years after the Petition Date, and (3) in a manner not less favorable than the treatment of Allowed Class 3A and 3B Claims, unless such Holder has agreed to a different treatment of such Allowed Claim.

The table below summarizes the classification and treatment of the Claims and Interests under the Plan, including estimated percentage recoveries.  The percentage recovery for Allowed Class 3B Claims set forth in the table below may be increased by any Delay Interest and will be reduced by any fees and expenses incurred by any Committee in excess of $100,000, allowed by the Bankruptcy Court, and payable by the Debtors.  See Section VI.B below.  Thus, no representations can be or are made with respect to whether the estimated percentage recoveries shown in the table below will actually be realized by the Holders of Allowed Class 3B Claims.

Class	Description	Treatment	Estimated Recovery
N/A	Administrative Claims	Unimpaired	100%
N/A	Tax Claims	Unimpaired	100%
1	Priority Claims	Unimpaired	100%
2	Secured Claims	Unimpaired: at their election, Reorganized IFG or Reorganized FFC will either: (a) pay the Allowed amount of the applicable Class 2 Claim in full on the later of the Effective Date or the Allowance Date of such Claim; (b) return the underlying collateral to the Holder of the Claim; (c) Reinstate the Claim in accordance with the provisions of Bankruptcy Code § 1124(2); (d) pay the Claim in the ordinary course; or (e) treat the Claim in a manner otherwise agreed to by the Holder thereof.	100%
3A	General Unsecured Claims	Impaired and Entitled to Vote: each Holder of an Allowed Class 3A Claim will receive Cash equal to 68.57% of the amount of such Allowed Claim.	68.57%
3B	Allowed Notes Claims

Impaired and Entitled to Vote:  each Holder of an Allowed Class 3B Claim will receive such Holder’s pro rata share of an amount equal to the Net Settlement Amount distributable under Section 6.10(a) of the Plan.

			68.57% of the principal amount of the Notes.
4	Intercompany Claims

Impaired:  All Intercompany Claims will be reviewed by the Debtors and adjusted, continued, or discharged, as the Debtors determine is appropriate (by, among other things, releasing such claims, contributing them to capital, issuing a dividend, or leaving them unimpaired), taking into account, among other things, the distribution of consideration under the Plan and the economic condition of the Reorganized Debtors, among other things.  The Holders of Intercompany Claims will not be entitled to participate in any of the distributions on account of Claims under Sections 5.2 or 5.3 of the Plan and will only be entitled to the treatment provided in Section 5.4 of the Plan.

			N/A
5	Existing Interests in the Debtors	Unimpaired: the Debtors’ existing corporate structure will be maintained, unaffected by the Plan.	N/A

V.     GENERAL INFORMATION

A.

Corporate Structure

Debtor IFG (f/k/a U.S. Timberlands Klamath Falls, LLC), a Delaware limited liability company, owns all of the outstanding common stock of debtor FFC (f/k/a U.S. Timberlands Finance Corp.), a Delaware corporation without any operations or significant assets.

Non-debtor IFG Holdings, LLC (“Holdings”), a Delaware limited liability company, owns approximately 99% of the membership interests and 100% of the voting rights in IFG.  Non-debtor Timber Resource Services, LLC (f/k/a U.S. Timberlands Services Company, LLC), a Delaware limited liability company (“TRS”), owns the remaining approximately 1% of the membership interests.

Non-debtor American Forest Resources LLC (f/k/a U.S. Timberlands Yakima, LLC) (“AFR”), a Delaware limited liability company, owns 100% of the membership interests in Holdings.  AFR’s assets, which are located in Oregon and Washington, are managed by non-debtor American Forest Services, LLC (“AFS”).

John M. Rudey, the Debtors’ Chairman, President, and Director, is the indirect beneficial owner of all of the equity interests in the Debtors, Holdings, TRS, AFR, AFS, and their respective affiliates.

B.

Business History

IFG was formed in 1996.  On November 19, 1997, Pacific Fiber Company, LP (f/k/a U.S. Timberlands Company, LP) (“PFC”), acquired substantially all of the membership interests in IFG and completed an initial public offering.  In late 2002, PFC was acquired by an acquisition company formed by a group led by its senior management.  PFC’s interest in IFG was subsequently transferred to Holdings.

C.

Description of Business

1.

General.

IFG grows trees and sells logs, standing timber, and timberland.  It owns or has cutting rights on approximately 226,000 acres of timberland (the “Timberland”) in Southern Oregon.  The Timberland is comprised of both natural stands (approximately 43% of the Timberland) and plantations and contains approximately 400 million board feet (“MMBF”) of total merchantable timber.  Logs harvested from the Timberland are sold to unaffiliated customers that operate domestic conversion facilities.  IFG does not own or operate any conversion facilities.

IFG owns a seed orchard in Malin, Oregon, and a nursery in Bonanza, Oregon.  Seeds from the seed orchard are used to grow approximately three million conifer seedlings annually in the nursery.  IFG uses approximately 50% of these seedlings for its own internal reforestation programs, sells approximately 20% to Affiliates, and sells 30% to third parties.

Pursuant to the Asset Purchase Agreement and the Plan, on the Effective Date, in exchange for the consideration to be provided by the Purchaser under the Asset Purchase Agreement, the Purchaser will acquire all of IFG’s Assets free and clear of any lien, mortgage, pledge, deed of trust, or security interest, other than liens for taxes due but not yet payable, with such encumbrances attaching to the Sale Proceeds, which then will be distributed in accordance with the Plan.  In addition, except as otherwise expressly provided in the Asset Purchase Agreement, the Purchaser will not assume any of IFG’s liabilities whatsoever, whether known or unknown, disclosed or undisclosed, accrued or arising, absolute or contingent.  IFG will remain responsible for such liabilities, subject to the provisions of the Bankruptcy Code.

2.

Sales and Markets.

IFG generates revenue through log sales, stumpage sales, deed sales, woodchip and seedling sales, and land sales.

Under a log sale, IFG identifies a block of Timberland that is ready to be harvested and solicits offers from potential customers for the delivery of logs.  After the parties agree on a price and volume and enter into a log sale agreement, IFG contracts with a third party to harvest the acreage and deliver the logs to a roadside site on the Timberland, where a contracted trucking company picks up the logs and delivers them to the customer.  IFG currently has three log sales agreements that have not yet been fully performed, requiring it to deliver a total of approximately 13.4 MMBF of timber going forward.  These log sales agreements will be assumed by IFG and assigned to the Purchaser in connection with the Asset Sale and pursuant to Bankruptcy Code § 365.

Under a stumpage contract, IFG transfers the timber to the customer and gives it the right to harvest the timber, and the customer arranges to harvest and deliver the logs.  Revenue recognition occurs as the timber is harvested by the customer, with IFG retaining the risk of loss until such harvesting occurs.  IFG does not have any outstanding stumpage contracts.

A timber deed sale is similar to a stumpage sale, except that it usually has a longer term and revenue recognition occurs when the contract is executed, with IFG passing the risk of loss to the customer upon entering into the contract.  IFG currently has three timber deeds covering approximately 2.1 MMBF of timber that has not yet been harvested.

IFG also sells woodchips, which can be used to make hardboard or pulp, and seedlings from its nursery.

Finally, IFG sells portions of the Timberland through land sales.

IFG harvested or committed to harvest from log, stumpage, and timber deed sales 42 MMBF in 2005 and plans to harvest, or commit to harvest, approximately 21 MMBF in 2006.  During 2005, log sales, stumpage sales, and timber deed sales accounted for approximately 92%, 0%, and 5%, respectively, of IFG’s revenue.  Sales of woodchips and seedlings accounted for 3% of IFG’s revenues in 2005.  Although IFG did not sell any timber through land sales in 2005, it sold 11 MMBF to Jeld-Wen inc. (“Jeld-Wen”), of which the Purchaser is the principal shareholder, in the first quarter of 2006 through a land sale unrelated to the Asset Sale.

3.

Customers.

IFG’s primary customers are unaffiliated operators of conversion facilities, most of which are located within a 150-mile radius of the Timberland.  In 2005, sales to Boise Cascade, Columbia Plywood, Murphy Veneer, Freemont Sawmill, and Timber Products accounted for approximately 86% of IFG’s revenues from log, stumpage, and timber deed sales.  No other single unaffiliated customer accounted for more than 8% of IFG’s net revenue for 2005.

With respect to log sales, IFG’s customers generally place orders about two months in advance of shipment and pay IFG within two weeks of being invoiced.  With respect to stumpage and timber deed sales, IFG’s customers pay for the timber in advance, subject to potential future adjustments.

4.

Supply, Demand, and Pricing Trends.

The supply of logs available for purchase has been affected in recent years by significant reductions in timber harvested from public timberlands, principally as a result of governmental efforts, beginning in the 1970s, to preserve the habitat of certain endangered species, as well as a change in the emphasis of government policy toward habitat preservation, conservation, and recreation and away from timber management.

Due to transportation costs, domestic conversion facilities in the Pacific Northwest tend to purchase raw materials within relatively confined geographic areas.  The conversion facilities in the vicinity of the Timberland need more wood supply to run at capacity than can be produced by nearby timberlands.  As a result, the demand from this region is relatively steady.

Log prices peaked in December 1997 and then declined by 43% through March 2005, as the strength of the U.S. dollar, along with increased foreign competition, decreased exports and increased imports.  Timber prices followed a similar trend.

While the slowdown in new home construction has negatively impacted prices, other factors, such as the relatively weak dollar, decreased log imports, and the late arrival of warmer Spring weather, combined to reduce mill log inventories and increase demand for logs in the second quarter of 2006.  Weighted average log prices increased 45% from the first quarter of 2006 and 42% from the same period in 2005.  Timber prices followed a similar trend.

Below is a chart reflecting these fluctuations:

IFG Realized Log Prices - by Quarter

Source: IFG 10K and 10Q Filings

$500
$450
$400
$350
$300
$250
$200
Log Prices
Jan-97
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Apr-00
Jul-00
Oct-00
Jan-01
Apr-01
Jul-01
Oct-01
Jan-02
Apr-02
Jul-02
Oct-02
Jan-03
Apr-03
Jul-03
Oct-03
Jan-04
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[THE REST OF THIS PAGE INENTIONALLY LEFT BLANK]

5.

Harvesting and Operations.

IFG prepares its harvest plans annually based on analyses of the size, age, and class distribution of the Timberland and the economic maturity of each harvest tract.  IFG’s harvest plans reflect its expectations for each year’s harvest, including the sites to be harvested, the manner of harvesting such sites, the volume of each species to be harvested, the prices expected to be received for its timber, the amount of stumpage sales, logging, and other costs, thinning operations, and other relevant information, including IFG’s cash needs.  Because harvest plans are based on certain assumptions (such as snowfall and related thaw), many of which are beyond IFG’s control, there can be no assurance that IFG will be able to harvest the volumes projected in its harvest plans.  IFG has the flexibility, however, to update its harvest plans during the year to take into consideration changes in these factors, and, unlike some of its competitors, IFG does not own or operate any conversion facilities that may drive harvesting requirements.

All of the silvicultural activities on the Timberland and the harvesting and delivery of logs are conducted by independent contractors.  IFG’s operations involve intensive timber management and harvesting operations, which include road construction, reforestation, and wildlife and watershed management.  All of this is carefully monitored using IFG’s geographic information system, which includes detailed topographical field maps for every stand within the Timberland, setting forth the characteristics, including age, species, size, and other characteristics, for the timber growing on each stand.  With the aid of this system, IFG is able to actively manage the Timberland, track its inventory, and develop site-specific harvest plans on multiple scales, adding additional layers of detail, such as the location of roadways or wildlife nesting areas, as required.

Harvesting on the Timberland is conducted using both selective and regeneration harvesting.  In selective harvesting, which is used to harvest approximately 70% of IFG’s timber, a partial harvest provides merchantable timber and opens up the stand for supplemental growth on the remaining stand.  In regeneration harvesting, which is used to harvest approximately 30% of IFG’s timber, all merchantable volume is removed in a single harvest.  IFG attempts to protect and maintain the ecosystem within the Timberland while providing for a reasonable harvest.

IFG’s policy is to ensure that every acre harvested is reforested in order to enhance the long-term value of the Timberland.  Based on the geographic and climatic conditions of a given harvest site, harvested areas may be regenerated naturally, by leaving mature trees to reseed the area, or replanted with seedlings.

6.

Access to the Timberland.

The Timberland is generally accessible by a system of approximately 1,480 miles of established roadways or low maintenance roads owned by IFG or its Affiliates.  IFG uses third party road crews to conduct construction and maintenance on the Timberland.  It regularly enters into reciprocal road use agreements with the United States Department of Agriculture - Forest Service and the United States Department of Interior Bureau of Land Management and cooperates with such agencies in numerous cost sharing arrangements regarding jointly used roads.  In addition, IFG contracts with third parties providing specialized helicopter logging services to harvest timber located in steep or remote areas.

7.

Management.

Pursuant to a management agreement by and between IFG and TRS, dated as of July 25, 2003 and effective as of September 1, 2003 (the “Management Agreement”), TRS manages all of the Timberland for and on behalf of IFG.

Under the Management Agreement, which automatically renews each month (unless terminated by either party 10 days prior to the end of the month), TRS performs the following services, among others, for and on behalf of IFG:

(i)

maintains books and records;

(ii)

collects and monitors accounts receivable;

(iii)

remits payments and collections;

(iv)

makes tax and insurance payments when due;

(v)

on November 15th of each year, submits an annual action plan to IFG, which includes a plan of activities and a budget (including cash flow projections) for the following year (IFG has 15 business days to comment on proposed annual action plans, and if it provides comments, they are incorporated into those action plans);

(vi)

manages the Timberland consistent with the annual action plan;

(vii)

arranges for and supervises all timber and log sales, road and bridge construction, road maintenance, reforestation, competition control, thinning, insect and disease control efforts, fire prevention and suppression, and access management, manages use by recreation interests, manages cattle grazing, and develops alternative forest product sales;

(viii)

obtains all necessary permits and government approvals or abatements from government assessments;

(ix)

negotiates, concludes, and executes agreements and arrangements to operate, manage, improve, and/or develop the Timberland;

(x)

negotiates, executes, and implements timber sales and log sale contracts, easements, leases, and conservation agreements;

(xi)

takes necessary actions to prevent destruction of or damage to the Timberland and to assure that liens of loggers do not attach to any portion thereof;

(xii)

provides necessary personnel, offices, supplies, support, vehicles, and other equipment; and

(xiii)

takes all actions to ensure that IFG remains qualified to do business in the jurisdictions in which it conducts business.

Under the Management Agreement, TRS is entitled to an annual management fee equal to two percent (2%) of the agreed-upon fair market value, as of December 31st of the previous year (adjusted to account for any asset sales or purchases made outside of the ordinary course of business), of the real property and timber investments it manages on behalf of IFG.  The management fee for 2006 is $2 million, payable in equal monthly installments of $166,000.

In addition, TRS incurs and pays expenses, such as taxes, insurance, and harvesting costs, on IFG’s behalf pursuant to the annual action plan and is reimbursed by IFG as its liquidity allows.  The Management Agreement also authorizes IFG to make advances to TRS to cover anticipated costs, although IFG has not made any such advances recently.  TRS is funded by John M. Rudey, as necessary.

In the past, TRS has used the majority of the management fee to fund payroll for its approximately 30 employees, which includes Thomas C. Ludlow and Martin Lugus.  See Section V.C.11 below.  During these Cases, the Debtors anticipate that TRS will seek reimbursement from IFG of such payroll expenses in the ordinary course.

As set forth in greater detail in the Management Agreement, under certain circumstances, TRS may be eligible for a 1% transaction fee based on property sales or acquisitions consummated on behalf of IFG.  To date, no such fees have been paid, and TRS has agreed that no such fee would be due in connection with any property sales consummated under the Plan.

As of the Petition Date, IFG had paid TRS $1,123,773.66 in management fees and reimbursed it for $110,304.72 in expenses incurred on IFG’s behalf during 2006, and it still owed TRS $878,953.10 in management fees and $492,220.08 in expenses incurred, for a total obligation of $1,371,173.78.  Although it is a creditor of IFG’s, TRS has continued to perform under the Management Agreement.

The Management Agreement will not be assigned to the Buyer in connection with the Asset Sale and pursuant to Bankruptcy Code § 365.

8.

Summary of Selected Financial Data.

(Amounts in thousands of dollars)

FISCAL YEAR ENDING DECEMBER 31

	2006	2005*	2004*
	(Unaudited through 7/31)
Statements of Operations Data:

Revenues	8,658	13,305	44,320
Cost of timber harvested	(3,302)	(8,191)	(9,965)
Cost of timber and land sales	(1,976)	-	(38,714)
Depletion, depreciation and road amortization	(1,866)	(5,809)	(8,732)
Gross profit (loss)	1,514	(695)	(13,091)
Management fee	(1,167)	(2,000)	(4,014)
Selling, general and administrative expenses	(1,831)	(2,178)	(3,529)
Equity in net loss of affiliate	0	(7,975)	(25,439)
Operating profit (loss)	(1,484)	(12,848)	(46,073)
Interest expense	(12,612)	(21,660)	(21,658)
Amortization of deferred financing fees	(394)	(675)	(675)
Interest Income	14	10	30
Other Income	23	54	281
Net loss	(14,453)	(35,119)	(68,095)
Net Cash flows provided by operating activities	1,227	2,862	1,127
Net Cash flows used in investing activities	(519)	(2,735)	(2,394)
Net Cash flows provided by financing activities	192	-	-
Balance Sheet Data:
Total assets	81,890	84,800	96,500
Debt declared in default by indenture trustee	225,000	225,000	225,000
Total current liabilities	265,038	253,471	230,062
Total members’ deficiency	(183,149)	(168,696)	(133,577)

*

For additional financial information, please see the Debtors’ annual reports pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for fiscal years ended 2005 and 2004, which are available at http://www.sec.gov.

9.

Seasonality

Heavy snowfalls in higher elevations prevent access to much of the Timberland in the first quarter.  This limited access, along with spring break-up conditions in March or April (when warming weather thaws and softens roadbeds) restricts logging operations.  As a result, log sales volumes are typically at their lowest in the first quarter, improve in the second quarter, and are at their high during the third and fourth quarters.  Moreover, market demand for lumber and related products is typically lower in the first or winter quarter, when activity in the construction industry is slower, and increases during the spring, summer, and fall quarters.  Timber prices generally increase in the spring with the build up of construction activity.

10.

Competition.

Due to transportation costs, domestic conversion facilities in the Pacific Northwest tend to purchase raw materials within relatively confined geographic areas.  IFG and its competitors all benefit from the same competitive advantages in the region-- namely, close proximity to numerous mills and positive demographic trends of the Pacific Northwest and the West Coast.  Competitive factors within a market area generally include species and grade, quality, ability to supply logs that consistently meet the customers’ specifications, and ability to meet delivery requirements.

IFG competes with private companies in the area and with the United States Department of Agriculture - Forest Service, the United States Department of Interior Bureau of Land Management, and the Bureau of Indian Affairs.  It also faces increased international competition.

IFG believes that it is competitive in the timber business for the following reasons: (i) it has substantial holdings of timber properties; (ii) it focuses on owning the Timberland rather than operating conversion facilities, which minimizes its cost structure and capital expenditures, allows it to seek the most favorable markets for its timber rather than being committed to supply its own facilities, and ensures that it will not compete with its customers; and (iii) it has access to a computerized geographic information system that enables it to evaluate the optimal timing and patterns of harvest of the Timberland and evaluate and integrate acquisitions of additional timberland.

11.

Employees.

The Debtors have only three officers, John M. Rudey, the Debtors’ Chairman, President, and Director, Thomas C. Ludlow, the Debtors’ Vice President and Treasurer, and Martin Lugus, the Debtors’ Vice President and General Manager, and no other employees.  TRS, however, has approximately 30 employees who manage IFG’s Assets under the Management Agreement.  See Section V.C.7 above.

12.

Properties.

The Timberland contains total merchantable timber volume estimated as of January 1, 2006 to be approximately 400 MMBF.  IFG’s timber inventory is comprised of ponderosa pine (190 MMBF/46%), lodgepole pine (42 MMBF/10%), white fir (83 MMBF/19%), douglas fir (72 MMBF/19%), and other species (23 MMBF/6%), including cedar, sugar pine, western larch, and grand fir.

IFG leases fifteen acres of land in Klamath Falls, Oregon, on which it owns a 24,500 square foot office located at 6400 Highway 66, Klamath Falls, Oregon  97601.  It pays approximately $16,000 annually in rent and property taxes.  The lease expires in 2029.

13.

Governmental Regulation.

(a)

Endangered Species.

The Federal Endangered Species Act and counterpart state legislation protect species threatened with possible extinction.  The protection of endangered species may include restrictions on timber harvesting, road building, and other silvicultural activities in areas containing the affected species.  A number of species indigenous to the Pacific Northwest have been protected under the Endangered Species Act, including the northern spotted owl, marbled murrelet, Columbian white-tail deer, mountain caribou, grizzly bear, bald eagle, and various anadromous fish species.  IFG has identified several spotted owls and bald eagles nesting areas on or around the Timberland, which may affect harvesting on approximately 22,000 acres.  The Oregon Forest Practices Act and related regulations also protect endangered species and has specific provisions governing habitat protection for the spotted owl, the bald eagle, and other threatened species.

Among other things, IFG observes harvesting restrictions around the eagle sites and conduct surveys to determine the presence of northern spotted owls.  It believes that its harvesting operations in the areas affected by protected species are in substantial compliance with applicable federal and state regulations.  Based on certain consultants’ reports, and on management’s knowledge of the Timberland, IFG does not believe that there are any species protected under the Endangered Species Act or similar state laws that, under current regulations and court interpretation, would have a material adverse effect on IFG’s ability to harvest the Timberland in accordance with its current harvest plans.

(b)

The Timberland.

The operation of the Timberland is subject to specialized statutes and regulations in the State of Oregon, including the Forest Practices Act, which addresses many growing, harvesting, and processing activities on forest lands.  Among other things, these laws restrict the size and spacing of regeneration harvest units and impose certain reforestation obligations on the owners of forest lands.  The Forest Practices Act and other state laws and regulations control timber slash burning, operations during fire hazard periods, logging activities which may affect water courses or in proximity to certain ocean and inland shore lines, water protection and enhancement, and certain grading and road construction activities.  IFG believes that it is in substantial compliance with these statutes and regulations.

(c)

Environmental.

IFG’s operations are subject to federal, state, and local environmental laws and regulations.  It believes that it is in substantial compliance with these requirements.

(d)

Health and Safety.

IFG is subject to the requirements of the Federal Occupational Safety and Health Act and comparable state statutes relating to the health and safety of employees.  It believes that it is in compliance with these statutes and regulations, including general industry standards, permissible exposure levels for toxic chemicals, and record-keeping requirements.

14.

Directors and Executive Officers of the Debtors.

The following table sets forth certain information with respect to persons who are executive officers and/or members of the Boards of Directors of each of the Debtors, as of the date hereof.

Name and Office	Age	Experience
John M. Rudey Chairman, President, and Director	63

John M. Rudey has served as Chairman and President of the Debtors since July 2003.  He also serves as Chairman, Chief Executive Officer, and President of TRS, having been elected to the Board of Directors thereof in September 1996.  Mr. Rudey received his undergraduate degree from Harvard College and his M.B.A. from Harvard Business School.

Thomas C. Ludlow Vice President and Treasurer of IFG, and Vice President and Chief Financial Officer of FFC	59

Thomas C. Ludlow became Vice President, Chief Financial Officer, and Treasurer of the Debtors in July 2003.  He has served as Vice President and Chief Financial Officer of TRS since July 2000. From 1998 to 2000, Mr. Ludlow was Chief Financial Officer of Forest Systems, LLC, a Boston based timber investment management company.  From 1995 to 1998, Mr. Ludlow was Director and head of North American Forest Products for Deutsche Morgan Grenfell, an international investment bank.  Mr. Ludlow received his undergraduate degree from The University of Western Ontario and his M.B.A. from The Anderson School at UCLA.

Name and Office	Age	Experience
John D. Layton Director	44

John D. Layton has served as a director of the Debtors since July 2003.  He also serves as a director of TRS, having been elected to the Board of Directors thereof in June 2003.  For the past six years, Mr. Layton has been a manager with HRH Construction, LLC, in New York City.  Mr. Layton received his undergraduate degree from Lehigh University and his M.B.A. from Columbia Business School.

Mel A. Sachs Director	61

Mel A. Sachs has served as a director of the Debtors since July 2003.  He also serves as a director of TRS, having been elected to the Board of Directors thereof in June 2003.  For the past six years, Mr. Sachs has been a trial lawyer.  Mr. Sachs has lectured practicing lawyers at the National College of Criminal Defense and has taught at Cornell University Law School, Emory University Law School, University of Colorado Law School, and Hofstra University School of Law.

Suzanne M. Hay Director	34

Suzanne M. Hay has served as a director of the Debtors since July 2003.  Since 1995, Ms. Hay has served in various positions with Entity Services Group, LLC, which provides independent directors and other services to companies, and currently serves as Vice President, Client Development, of such company.

Carrie L. Tillman Director	34

Carrie L. Tillman has served as a director of the Debtors since July 2003.  Since 1998, Ms. Tillman has served as an administrative manager with Entity Services Group, LLC.  Prior to 1998, Ms. Tillman was Assistant to the Coordinator of Special Services for Corporation Service Company, a leading corporate services company that provides incorporation, registered agent, filing, merger, and other corporate governance services.

15.

Compensation of Directors.

Directors of the Debtors, other than Mr. Rudey, Ms. Hay, and Ms. Tillman, receive annual compensation of $25,000 for their service on the Boards of Directors of the Debtors.  The Debtors pay $1,100 annually to the Entity Services Group, LLC, for the services of each of Ms. Hay and Ms. Tillman.  Mr. Rudey does not receive any compensation for his service on the Boards of Directors.  Each non-employee director has agreed to participate in four meetings and receives $1,250 for each additional meeting in which he or she participates.  In addition, each non-employee director is reimbursed for his or her out-of-pocket expenses in connection with attending meetings.  Each director is also fully indemnified by the Debtors for his or her actions associated with being a director, to the extent permitted under Delaware law.

D.

The Notes and the Litigation

1.

The Indenture.

On November 14, 1997, the Debtors issued $225,000,000 in 9-5/8% unsecured senior notes due 2007 (the “Notes”), with U.S. Bank National Association, as successor indenture trustee to State Street Bank & Trust Company (the “Indenture Trustee”).  Interest payments in the amount of $10,828,125 are due semiannually on May 15th and November 15th, with a 30-day grace period.

The Indenture contains various affirmative and restrictive covenants, including limitations on the Debtors’ ability, among other things, (i) to incur additional indebtedness (other than certain permitted indebtedness) unless a consolidated fixed charge coverage ratio (as defined in the Indenture) is greater than 2.25 to 1.00 and (ii) to make distributions to members, make investments (other than permitted investments) in any person, create liens, engage in transactions with Affiliates, allow any restrictions on the ability of a subsidiary to make distributions or repay indebtedness to members, engage in sale and leaseback transactions, enter into a merger, consolidation, or sale of all or substantially all of their assets, or engage in a different line of business.

The Indenture also restricts the Debtors’ ability to use excess proceeds from the sale of (i) assets outside of the ordinary course of business aggregating greater than $50 million (or more, under certain circumstances) or (ii) timber aggregating greater than (a) 150% of any annual planned volume or (b) 140%, 130%, or 120% of the average planned volume for any two, three, or four-year period, respectively.  They may only use those proceeds either to reduce indebtedness under the Indenture or to make investments in assets used or useful in their business.  In light of their bankruptcy filings, the Debtors believe that the Indenture Covenants described herein no longer apply and/or are unenforceable.

2.

Certain Investments in and Transactions with Affiliates.

AFR was organized in 1999 to acquire timber properties in Central Washington and Central Oregon.  In October 1999, IFG acquired a redeemable preferred membership interest (the “Preferred LLC Interest”) in AFR in exchange for IFG’s contribution to AFR of timberlands consisting primarily of non-income producing, pre-merchantable pine plantations having an agreed upon value of $22 million.  IFG recorded its investment in the Preferred LLC Interest at its $18.85 million cost basis for the contributed timberlands.  Terms of the Preferred LLC Interest include a cumulative annual return of 5% until December 31, 2001 and 6% thereafter of the $22 million agreed upon value of the contributed timberlands.  The Preferred LLC Interest is redeemable at AFR’s option for a redemption price equal to the agreed upon value of the Preferred LLC Interest, plus any portion of the guaranteed return not received by IFG prior to the redemption date, either in cash or timberlands.  While AFR’s net income or losses are generally allocated to the common interests in AFR, net losses exceeding the account balances of the common interests are allocated to the Preferred LLC Interest.  IFG accounts for the Preferred LLC Interest at cost plus accrued dividends to the extent earned, reduced by such losses, if any, in excess of the common interests.  IFG cannot require AFR to repurchase the Preferred LLC Interest until one year after AFR’s current long-term financing (which matures by its terms in 2012) or any replacement financing expires.

During 2001, IFG contributed cutting rights and timberland located in Central Oregon to AFR.  These contributions had an aggregate agreed upon value of $18.5 million and were added to the liquidation preference of IFG’s Preferred LLC Interest in AFR.  IFG recorded its additional Preferred LLC Interest at its cost for the cutting rights and timberland of approximately $16.3 million.

During 2002, IFG contributed timberland located in Central Oregon to AFR.  These contributions had an aggregate agreed upon value of $18.5 million and were added to the liquidation preference of IFG’s Preferred LLC Interest in AFR.  IFG recorded its additional Preferred Interest at its cost for the timberland of approximately $18.3 million.

During 2003, IFG contributed additional timberlands located in Central Oregon to AFR.  These contributions had an aggregate agreed upon value of $12.9 million and were added to the liquidation preference of IFG’s Preferred LLC Interest in AFR.  IFG recorded its additional Preferred LLC Interest at its aggregate costs for the timberlands of approximately $10.5 million.

In July 2003, IFG became an indirect subsidiary of AFR as a result of a series of transactions.

In the past, IFG has sold timberland and timber cutting rights, and contributed timberland to, and purchased timber cutting rights from, AFR and other Affiliates.  It has not engaged in any such transactions since late 2003.

3.

The Complaint

On December 19, 2003, the Indenture Trustee commenced litigation against the Defendants, which are the Debtors, AFR, Cascade Resource Holdings Group, LLC, TRS, John M. Rudey, Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright, and William A. Wyman.  The action, entitled U.S. Bank National Association v. U.S. Timberlands Klamath Falls, L.L.C., et al. (the “Action”), is currently pending.

In its complaint, the Indenture Trustee alleges, among other things, that IFG violated the Indenture by transferring approximately $72 million in timber deeds and timberlands to AFR in exchange for the Preferred LLC Interest, that the Debtors’ directors violated their fiduciary duties, and that the transfers constituted fraudulent conveyances subject to rescission.  See Section V.D.2 above.  The Indenture Trustee seeks a declaration that IFG has violated the terms of the Indenture, an injunction against the transfer of additional assets out of the ordinary course of business, damages, and the imposition of a constructive trust on the assets transferred by IFG to its Affiliates.

4.

Procedural History of the Action

In January 2004, the Indenture Trustee’s motion to schedule a preliminary injunction hearing with respect to further transfers to Affiliates and for expedited discovery was denied.  In connection with the denial of the Indenture Trustee’s motion, the Debtors agreed that, through the earlier of December 31, 2004 and the resolution of the Action, they would provide at least thirty days’ notice before transferring assets to Affiliates, other than the payment of management fees.

Discovery in the Action began in January 2004.  On February 6, 2004, the Defendants filed a motion to dismiss.  In May 2004, a hearing was held with respect to that motion.  On May 17, 2004, the Debtors received a notice of default from the Indenture Trustee covering certain of the allegations in the complaint.  IFG responded by denying the existence of any defaults.  On July 29, 2004, the Chancery Court dismissed the Action without prejudice, based on its determination that the Indenture Trustee lacked standing under the terms of the Indenture to bring an action against the Defendants because the requisite notice of default and opportunity to cure had not been provided to the Debtors prior to the time the Action was commenced.  The Indenture Trustee was granted 30 days to file an amended complaint and on August 27, 2004, it filed its second amended complaint.

On October 8, 2004, the Indenture Trustee filed a motion for partial summary judgment seeking a declaratory judgment that the Debtors violated certain provisions of the Indenture by permitting AFR to grant security interests in various timberland properties on various dates prior to September 14, 2001.  On October 15, 2004, the Defendants filed a motion to dismiss the second amended complaint.  On December 23, 2004, the Chancery Court issued a memorandum opinion granting the Indenture Trustee’s motion for partial summary judgment, declaring that an event of default had occurred under the Indenture, and denying the Defendants’ motion to dismiss.

On January 13, 2005, the Debtors received a notice of default and acceleration from the Indenture Trustee.  On January 21, 2005, the Defendants filed a motion for leave to pursue an interlocutory appeal of the Chancery Court order granting partial summary judgment.  On January 26, 2005, the Chancery Court granted the Defendants’ motion for leave to appeal.  On February 10, 2005, the Supreme Court of the State of Delaware accepted the Defendants’ appeal.

On April 4, 2005, the Indenture Trustee filed its third amended complaint.  On April 22, 2005, the Defendants filed a motion to dismiss certain counts of the third amended complaint.

On June 6, 2005, the Supreme Court of the State of Delaware decided the Defendants’ interlocutory appeal and issued an order vacating the decision of the Chancery Court granting partial summary judgment to the Indenture Trustee and remanded the case to the Chancery Court for a trial on all of the issues.

On July 7, 2005, the Court of Chancery granted in part the Defendants’ motion to dismiss certain counts of the third amended complaint.  On July 28, 2005, the Indenture Trustee issued an affirmation of the notice of default referencing, among other things, the Debtors’ failure to make the semi-annual interest payment on May 15, 2005.

The bench trial was completed in August 2005, the Indenture Trustee filed its post-trial brief in October 2005, the Defendants filed their answering brief in November 2005, and the Indenture Trustee filed its reply brief in December 2005.  The Chancery Court has not yet rendered a decision.

On February 23, 2006, the Indenture Trustee, the corporate Defendants entered into a stipulation (as extended from time to time), which was approved by the Chancery Court, by which IFG and AFR agreed, among other things, not to transfer assets to the other Defendants, except under certain limited circumstances, until the earlier of August 31, 2006 or the date on which the Action is resolved.

5.

Interest Payments and Defaults Under the Indenture

On November 12, 2004, the Debtors made an interest payment of $10,828,125 to the Indenture Trustee for the benefit of the Noteholders.  On December 7, 2004, the Debtors and AFR commenced litigation against the Indenture Trustee based on its failure to remit to the Noteholders $4.8 million of the $10,828,125 interest payment.  The Indenture Trustee counterclaimed, alleging that the Debtors and AFR were liable for the attorneys’ fees.  This litigation is currently pending.

As a result of the litigation with the Indenture Trustee, among other factors described herein, the Debtors did not make the $10,828,125 semi-annual interest payments on the Notes due on each of May 15, 2005, November 15, 2005, or May 15, 2006.  Such non-payments constituted events of default under the Indenture, and the Debtors are currently in default under the Indenture.

In January 2005 and July 2005, the Indenture Trustee sent the Debtors notices of default and acceleration pursuant to which it declared the unpaid principal and any accrued interest on the Notes to be immediately due and payable.

The payment of interest accruing under the Notes since the Petition Date is stayed in connection with the filing of these Cases.  As of the Petition Date, approximately $ 38 million in interest had accrued but had not yet been paid on account of the Notes.

VI.     EVENTS LEADING TO THE FILING OF THESE CASES

In February 2006, the Debtors reached a tentative agreement with the Indenture Trustee to resolve the Action.  These Cases are the culmination of the Debtors’ efforts to memorialize that agreement and to resolve the Action and a response to the negative impact of the timber price decreases described in Section IV.C.4 above on their ability to make interest payments on the Notes without over-harvesting their timber.

In late 2005, in consideration of these and other circumstances, the Debtors began exploring strategic alternatives, including the sale of some or all of their assets, various out-of-court restructuring options, and the possible reorganization of their capital structure.

A.

The Settlement Agreement

On February 27, 2006, the Debtors announced that they had reached a tentative agreement with the Indenture Trustee to resolve the outstanding disputes among the parties.  Since then, the parties have engaged in good faith discussions in an effort to reach a final agreement.  These discussions have involved substantial legal and financial analysis with a view to a reasonable and fair allocation of the value of the Debtors among the various Creditors.  On May 2, 2006, the Indenture Trustee signed a confidentiality agreement with the Debtors (which was subsequently amended and extended on May 31, 2006), and the Debtors furnished it with certain confidential business and financial information shortly thereafter.

The resolution of the outstanding disputes among the parties is memorialized in the Settlement Agreement, dated August 18, 2006, among the Indenture Trustee and the Defendants, a copy which is attached as Exhibit 4 to the Plan.

Specifically, under the Settlement Agreement, the Indenture Trustee agreed to forbear from exercising any rights or remedies it may have under the Indenture, consistent with and on the same terms as those that apply to the Noteholders pursuant to the applicable terms and provisions of the Support and Lock-Up Agreement, as described below.  In exchange, the Debtors agreed, within 5 business days after the execution of the Settlement Agreement, to (a) commence these Cases and to file the proposed Plan, which would be consistent in all material respects with the form plan attached as an exhibit to the Settlement Agreement and (b) use commercially reasonable efforts to have this Disclosure Statement approved and the Plan confirmed in the most expeditious way possible.  The Indenture Trustee in turn agreed to support the Bankruptcy Court’s approval of this Disclosure Statement and confirmation of the Plan consistent with and on the same terms as those that apply to the Noteholders pursuant to the applicable terms and conditions of the Support and Lock-Up Agreement.  By its terms, the Settlement Agreement automatically terminates upon the conversion of these Chapter 11 Cases to those under Chapter 7 or the appointment of an examiner herein, or any court’s entering a final non-appealable judgment declaring the Settlement Agreement to be unenforceable.

B.

The Support and Lock-Up Agreement

Since the Debtors’ announcement on February 27, 2006 that they had reached a tentative agreement with the Indenture Trustee, the Debtors have not only negotiated with the Indenture Trustee, on behalf of the Noteholders, but have also directly engaged in good faith discussions with certain of the Noteholders.

In late May and June 2006, 18 Noteholders signed confidentiality agreements.  The Debtors furnished those holders with certain confidential business and financial information shortly after they signed their respective confidentiality agreements.

Thereafter, the Debtors, John M. Rudey, AFR, the Indenture Trustee, and 42 Noteholders or their respective affiliates that collectively own or manage $158.3 million (or approximately 70.4%) of the outstanding principal amount of the Notes entered into the Support and Lock-Up Agreement as of August 18, 2006.  A copy of the Support and Lock-Up Agreement is attached hereto as Exhibit B.

Pursuant to the Support and Lock-Up Agreement, the Debtors agreed, among other things that the Plan will be consistent in all material respects with the form plan attached thereto and that they will (i) commence these Cases, (ii) file the Plan, the Disclosure Statement, and any other necessary documents in these Cases on or as soon as practicable after the Petition Date, and (iii) use commercially reasonable efforts to have the Disclosure Statement approved and the Plan confirmed and consummated in the most expeditious manner practicable.

As long as the Support and Lock-Up Agreement has not terminated pursuant to its terms, the Indenture Trustee and each holder of the Notes that is a party thereto agreed to support the Plan, and, when properly solicited to do so, to timely vote its claims to accept the Plan and otherwise to support the Disclosure Statement, the Plan, and all other Plan Documents.  As long as the Support and Lock-Up Agreement remains in effect, each such holder (together with its Affiliates, subsidiaries, parents, officers, directors, stockholders, members, partners, employees, representatives, and agents), in any capacity, whether as a holder of the Notes or other securities or claims against the Debtors, will not: (A) object to the Disclosure Statement or the Plan or to any efforts to obtain acceptance of, and to confirm and implement, the Disclosure Statement, the Plan, or any other Plan Document; (B) vote for, consent to, or participate in the formulation of any plan other than the Plan or the filing of any involuntary bankruptcy or insolvency case or proceeding involving the Debtors or any Affiliates thereof; (C) solicit or engage in any inquiries, discussions, offers or proposals, or enter into any agreements, relating to any disposition of the equity or assets of the Debtors and their Affiliates or any plan of reorganization or liquidation, or any other recapitalization or investment transaction for the Debtors and their Affiliates other than the Support and Lock-Up Agreement, the Plan or any amendment thereto, and any documents in support hereof or thereof; (D) support or encourage in any fashion any person or entity to vote against the Plan or to take any other action prohibited by such holder under, or inconsistent with the intent or purpose of, the Support and Lock-Up Agreement; (E) revoke or withdraw such holder’s vote to accept the Plan; or (F) take any other action directly or indirectly for the purpose of, or that results in, delaying, preventing, frustrating, or impeding acceptance, confirmation, or implementation of the Disclosure Statement, the Plan, or any other Plan Document (as applicable).  Each such holder further agreed that its support extends to all debt, claims, or equity securities, or any interests therein or rights thereto, of the Debtors held (directly or indirectly) or controlled by such holder.

Each such holder has also agreed that, so long as the Support and Lock-Up Agreement has not been terminated with respect to such holder in accordance with the terms thereof, it will not, and it will use its best efforts to cause the Indenture Trustee not to: (i) file or join in the filing of any involuntary petition in bankruptcy with respect to the Debtors or any Affiliates thereof, or initiate or participate in any similar proceedings for the benefit of creditors, including any proceeding for the dismissal of these Cases or for their conversion to Chapter 7, the appointment of a trustee, receiver, conservator, examiner, or liquidator of the Debtors or any portion of their assets; (ii) seek to collect or enforce by litigation or otherwise any payment obligations under the Notes or any damages pertaining to the purchase, sale, or ownership thereof, or under its claims; (iii) declare a default or event of default under, or exercise or enforce any right or remedy relating to the Notes or its claims; (iv) bring or intervene in and continue any suit to enforce payment under the Notes; (v) exercise any other rights or remedies it may have under the Indenture, applicable law, or otherwise with respect to any default in existence or arising under the Indenture; or (vi) pursue any claim, at law or in equity, pertaining to the Notes or the subject matter of the Action.

The Debtors may terminate the Support and Lock-Up Agreement upon the occurrence of the events set forth in points (i), (ii), and (iii) directly below, and the Indenture Trustee and/or any consenting holder may terminate the Support and Lock-Up Agreement as to itself only upon the occurrence of any of the following events, in each case by providing written notice to all other parties to the Support and Lock-Up Agreement:

(i)

the Indenture Trustee, the Debtors, AFR, and Rudey, among other parties, fail to execute the Settlement Agreement evidencing the Settlement and the Financial Restructuring (as defined in the Support and Lock-Up Agreement), among other matters, prior to the Petition Date;

(ii)

the Petition Date has not occurred by August 18, 2006;

(iii)

the Plan is not confirmed on or before November 15, 2006;

(iv)

either of the Debtors files a chapter 11 plan of reorganization providing for treatment of the Notes or the consenting holder Claims that is inconsistent in any material respect with the terms and conditions set forth in the Support and Lock-Up Agreement without the prior written consent of the Indenture Trustee and a majority of the consenting holders;

(v)

after the filing of the Plan, there is any modification or supplement to the Plan Documents (as defined in the Support and Lock-Up Agreement) that is inconsistent in any material respect with the terms and conditions set forth in the Support and Lock-Up Agreement without the prior written consent of the Indenture Trustee and a majority of the consenting holders;

(vi)

the Debtors or any of the other Defendants executing the Support and Lock Up Agreement have materially breached any of their other obligations hereunder and have failed to cure such breach within ten (10) business days after receiving written notice of such breach; or

(vii)

the Debtors withdraw the Plan or confirm in writing or publicly announce their intention not to support the Plan.

In addition to the above-stated termination events, the Support and Lock-Up Agreement will automatically terminate, without notice, upon the occurrence of any of the following events:

(i)

after the Petition Date, and prior to the confirmation of the Plan, the Chapter 11 Cases are converted to cases under Chapter 7 or dismissed;

(ii)

an examiner is appointed pursuant to section 1104 of the Bankruptcy Code with expanded powers to run the business of the Debtors, or an examiner or the Bankruptcy Court makes a finding of fraud, dishonesty, or misconduct by any officer or director of the Debtors, or a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code is appointed for the Debtors in the Chapter 11 Cases; or

(iii)

any court enters a final non-appealable judgment or order declaring the Support and Lock-Up Agreement to be unenforceable.

In the event that any consenting holder violates the terms or conditions of the Support and Lock-Up Agreement, the Debtors may terminate that agreement as to such consenting holder by providing written notice to all other parties.  Notwithstanding such termination, the Support and Lock-Up Agreement will not terminate with respect to the non-defaulting consenting holders, and the Issuers will proceed with confirmation of the Plan and consummation of the Settlement if the Indenture Trustee consents in writing and consenting holders representing at least fifty five percent (55%) of the outstanding principal amount of the Notes have not violated the terms or conditions of the Support and Lock-Up Agreement.

The Support and Lock-Up Agreement also provides that its termination will not affect or otherwise implicate the settlement between the Indenture Trustee and defendants Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright, and William A. Wyman (the “Outside Director Settlement”).  It further provides that as soon as is reasonably practicable following the Petition Date, the Debtors will file a motion seeking conditional approval of the Outside Director Settlement under Bankruptcy Rule 9019, which approval will be deemed effective upon a Termination Event (as defined in the Support and Lock-Up Agreement) or if the Plan is confirmed with release language materially different from that contained in the form of plan attached to the Support and Lock-Up Agreement.

In addition, the Support and Lock-Up Agreement provides that on and only upon the Effective Date, AFR shall pay Golden Tree Asset Management, LP, Turnberry Capital Management, L.P., and QVT Financial LP an aggregate of $948,000 to reimburse them for fees and expenses incurred by them in connection with the Action, subject to their submission to the Debtors of reasonably detailed supporting documentation of such fees and expenses.  See Section VI.E.2 below.  The percentage recovery for Allowed Class 3B Claims set forth in Section IV above does not include these anticipated payments.  If these payments were to be included, the percentage recovery would be 69%.

C.

The MBIA Agreement

On August __, 2006, AFR, BNY Midwest Trust Company, as trustee (“BNY”), MBIA, Autobahn Funding Company LLC, and MBIA Inc., as note purchasers (the “AFR Note Purchasers”), and DZ Bank entered into Amendment No. 6 to Indenture, Amendment No. 2 to Fee Agreement, Waiver, Consent and Pay-Out Agreement (the “MBIA Agreement”) pursuant to which MBIA, as control party, agreed to waive any defaults related to the filing of the Plan under an indenture, dated as of September 14, 2001 (and amended thereafter), among AFR, BNY, and MBIA, and to authorize AFR to execute certain of the Plan Documents.  As a condition to entering into the MBIA Agreement, BNY, MBIA, the AFR Note Purchasers, and DZ Bank required that the Plan include certain releases, which are set forth in Sections 9.5, 9.6, 9.7, 9.8, and 9.9 of the Plan, as further described in Section VII.F below.  The execution of the MBIA Agreement was a condition to MBIA’s agreeing to allow the sale of certain of AFR’s Assets, the proceeds of which will be used to fund a portion of the Debtors’ obligations under the Plan.

D.

The Asset Purchase Agreement

In late 2005, the Debtors began discussions with the Purchaser about the possibility that he or Jeld-Wen, of which he is the principal shareholder and Chairman, might acquire IFG’s Assets and/or the assets of IFG’s Affiliates.  The Debtors’ and the Purchaser’s representatives had several meetings in late 2005 and early 2006.  On October 4, 2005, IFG and the Purchaser signed a confidentiality agreement, and the Debtors provided the Purchaser and Jeld-Wen with information about IFG’s Assets.

On August 14, 2006, IFG and the Purchaser executed the Asset Purchase Agreement, pursuant to which the Purchaser agreed to acquire all of IFG’s assets, including all of its real estate, timber, and timber-related assets free and clear of any lien, mortgage, pledge, deed of trust, or security interest, other than liens for taxes due but not yet payable, for a purchase price of $83,000,000.  A copy of the Asset Purchase Agreement is attached as Exhibit 1 to the Plan.

Wesley Rickard, Inc., and W.R. Weathers & Associates, companies specializing in timber appraisals, appraised IFG’s timber Assets at $186 million as of March 31, 2003.  That appraisal has been reconciled to account for subsequent harvesting, land and timber sales, and timber price changes, such that the value of IFG’s timber Assets as of January 1, 2006 was estimated at $88.3 million.

The Asset Purchase Agreement further provides that the Asset Sale will close on or after October 4, 2006, prevents IFG and AFR from soliciting other offers, and (with certain exceptions) prohibits them from harvesting timber after the earlier of September 29, 2006 and the date on which they have harvested more than approximately 25 MMBF in 2006 (an amount equal to 75% of their 2006 harvest plan).

The Asset Purchase Agreement states that the Purchaser will not assume any liabilities of IFG “whatsoever, whether known or unknown, disclosed or undisclosed, accrued or hereafter arising, absolute or contingent.”  Without limiting the foregoing, the Purchaser will not assume (a) any liabilities for taxes, either accruing or relating to periods (or portions thereof) ending on or prior to the closing date of the Asset Purchase Agreement or based on or arising out of the sale and purchase provided therein, (b) any claim, judgment, penalty, settlement agreement or other obligation to pay damages or an action for equitable relief in respect of any action, suit or proceeding that is pending or was resolved on or prior to the closing of the Asset Purchase Agreement, (c) any liability, contract, obligation or other relationship between IFG and any person or entity affiliated with IFG, or (d) any obligation of IFG to pay monies to any person, except for (a) property taxes accruing following the closing date of the Asset Purchase Agreement with respect to the assets being sold thereunder and (b) as expressly required under the Contracts, Permits and Leases (as such terms are defined in the Asset Purchase Agreement).  IFG will remain responsible for such liabilities, subject to the provisions of the Bankruptcy Code.

Moreover, the consummation of the Asset Sale under the terms of the Asset Purchase Agreement is conditioned upon the fulfillment, to the Purchaser’s satisfaction, of the following contingencies, among others: (i) no material adverse affect occurring to IFG’s Assets and (ii) entry of the Confirmation Order.  In addition, consummation of the Asset Sale to the Purchaser is contingent upon the acquisition by the Purchaser of all of AFR’s Oregon timber assets (as described below).

The Plan is premised on the consummation of the transactions contemplated to occur under the Asset Purchase Agreement.  In fact, if the consummation of the Asset Sale does not occur on the Effective Date, then the Confirmation Order will be deemed vacated and of no further force or effect.

The Debtors believe that the Purchaser has the financial wherewithal to close the Asset Sale on the Closing Date, as he was reported in a Forbes Magazine article dated September 18, 2003 to be worth over $700,000,000, and Jeld-Wen has annual sales of more than $1 billion.

Chapter 11 of the Bankruptcy Code allows a debtor to propose a plan of reorganization that provides for the liquidation of its assets.  See 11 U.S.C. § 1123(b)(4).  The Debtors believe that the Asset Sale to the Purchaser through the Plan will maximize the value of IFG’s Assets for the benefit of the Estates’ and the Creditors.  Specifically, in the Debtors’ business judgment, the proposed purchase price of $83,000,000 under the Asset Purchase Agreement represents a fair and reasonable purchase price based upon the appraised value of IFG’s Assets and the other indication of interest the Debtors received for IFG’s Assets.  Accordingly, the Debtors believe that there is a valid business justification for selling IFG’s Assets and consummating the Asset Sale as quickly as possible.

E.

The Additional Funding

The Plan is premised on the Debtors’ ability to obtain the Additional Funding.  In fact, if the consummation of the Additional Funding does not occur on the Effective Date, then the Confirmation Order will be deemed vacated and of no further force or effect.

The Additional Funding is defined in the Plan as “[t]he amount of Cash to be contributed by AFR to IFG pursuant to the AFR Contribution Agreement, which shall be equal to the Settlement Amount, less the Sale Proceeds, less $8,300,000 to be provided by AIG and Gulf pursuant to the Global Claims Release and Insurer Settlement Agreement, in each instance on the terms and conditions set forth in Section 6.2 [t]hereof.”  “Settlement Amount” is defined, in turn, as “[a]n amount of Cash equal to $155,250,000 less (a) an amount equal to the Noteholder Reimbursement Amount paid by AFR and (b) if a positive number, an amount equal to (i) the aggregate amount of all fees and expenses incurred by any Committee appointed in these Cases less (ii) $100,000, plus any Delay Interest (solely to the extent such Delay Interest is due and payable, including pursuant to Section 5.3(c) of the Plan).”  “Sale Proceeds” is defined as “[a]n amount of Cash equal to $83,000,000, which represents the gross proceeds, as set forth in the Asset Purchase Agreement, or such greater amount received from the Asset Sale.”

The Plan defines “Delay Interest” as “[i]n the event that the Effective Date has not occurred by November 30, 2006, except as a direct result of any Noteholder Act, the amount of interest that would accrue on $155,250,000, calculated at an annualized rate of 9 5/8% per year, from (i) June 15, 2006 through the Petition Date, plus (ii) from November 15, 2006 through the Effective Date.”  As defined in the Plan, a “Noteholder Act” is:

Any act taken, or any failure to act, by the Indenture Trustee or one or more of the Noteholders.  Without limiting the foregoing, each of the following shall give rise to, cause, and constitute a “Noteholder Act”: (a) any violation of the Settlement Agreement by the Indenture Trustee or the Support and Lock-Up Agreement by the Indenture Trustee or any Noteholders; (b) any objection to the Disclosure Statement, the Plan, or any other Plan Document or to any effort to obtain acceptance of, or to confirm or implement, the Disclosure Statement, the Plan, or any other Plan Document (unless such objection is based on a good faith argument that there is an inconsistency between (i) the Support and Lock-Up Agreement and/or the Settlement Agreement and (ii) any Plan Document); (c) any vote for, consent to, or participation in the formulation of any plan other than the Plan or the filing of any involuntary bankruptcy or insolvency case or proceeding involving the Debtors or any Affiliates thereof, or initiation or participation in any similar proceedings for the benefit of creditors, including any proceeding for the dismissal of the Bankruptcy Cases or for their conversion to Chapter 7, the appointment of a trustee, receiver, conservator, examiner, or liquidator of the Debtors or any portion of their assets; (d) any solicitation or engagement in any inquiries, discussions, offers or proposals, or execution of any agreements relating to any disposition of the equity or Assets of the Debtors or their Affiliates or any plan of reorganization or liquidation, or any other recapitalization or investment transaction for the Debtors or their Affiliates other than the Support and Lock-Up Agreement, the Settlement Agreement, the Plan or any amendment thereto, and any documents in support thereof; (e) any support or encouragement in any fashion of any person or entity to vote against the Plan or to take any other action prohibited under, or inconsistent with the intent or purpose of, the Support and Lock-Up Agreement or the Settlement Agreement; or (f) any other action taken directly or indirectly for the purpose of, or that results in, delaying, preventing, frustrating, or impeding acceptance, confirmation, or implementation of the Disclosure Statement, the Plan, or any other Plan Document.  The Debtors’ failure to obtain the Additional Funding or consummate the Asset Sale, rendering them unable to make distributions to the Holders of Allowed Claims in Class 3B pursuant to Section 5.3 [of the Plan] shall not constitute a Noteholder Act.

Accordingly, the Additional Funding, which is contemplated to be $71,302,000 (or such other amount as is sufficient to allow the Debtors to satisfy their obligations under the Plan), is comprised of (a) $63,002,000 (or such other amount as is sufficient to allow the Debtors to satisfy their obligations under the Plan), which is the amount equal to the $155,250,000 Settlement Amount less the $83,000,000 in Sale Proceeds, less $8,300,000, to be contributed by AFR to IFG on the Effective Date pursuant to the AFR Contribution Agreement and (b) $8,300,000 to be provided by AIG and Gulf pursuant to the Global Claims Release and Insurer Settlement Agreement.  The $63,002,000 (or such other amount as is sufficient to allow the Debtors to satisfy their obligations under the Plan) to be contributed by AFR will be funded by a contribution to be made by one or more of the IFG Related Parties to AFR.  The Additional Funding is contingent upon consummation of the Asset Sale.  The Additional Funding and the amount to be contributed by AFR to IFG pursuant to the AFR Contribution Agreement will each be decreased to the extent the Sale Proceeds exceed $83,000,000.

1.

The Outside Contribution Agreement.

AFR Acquisition Company, LLC (the “Contributor”), a Delaware limited liability company owned and/or controlled by the immediate family members of John M. Rudey or their respective affiliates, will contribute $108,350,000 to AFR pursuant to a contribution agreement (the “Outside Contribution Agreement”).  A copy of the Outside Contribution Agreement is attached hereto as Exhibit C.  The Outside Contribution Agreement provides that the Contributor will contribute the $108,350,000 in exchange for the releases contained in Sections 9.5, 9.6, 9.7, 9.8, and 9.9 of the Plan, as further described in Section VIII.F below.  The Contributor’s contribution will be funded from liquid assets owned by it and, to the extent it chooses to do so, with the proceeds of bank financing collateralized by the assets remaining in AFR after the Effective Date and guaranteed by certain of the IFG Related Parties.  In conjunction with the making of the contribution, the Contributor may cause the assets remaining in AFR to be transferred to the Contributor or to an entity controlled by the Contributor.  The amount to be contributed by the Contributor to IFG pursuant to the Outside Contribution Agreement will be decreased to the extent the Sale Proceeds exceed $83,000,000.

2.

The AFR Contribution Agreement.

Following the contribution provided by the Contributor pursuant to the Outside Contribution Agreement, AFR will contribute to IFG $63,002,000 (or such other amount as is sufficient to allow the Debtors to satisfy all of their obligations under the Plan) pursuant to the AFR Contribution Agreement, a copy of which is attached as Exhibit 3 to the Plan.  The AFR Contribution Agreement provides that AFR will contribute the $63,002,000 in exchange for the releases contained in Sections 9.5, 9.6, 9.7, 9.8, and 9.9 of the Plan, as further described in Section VIII.F below.  The amount to be contributed by AFR to IFG pursuant to the AFR Contribution Agreement will be decreased to the extent the Sale Proceeds exceed $83,000,000.  It also provides that AFR will pay Golden Tree Asset Management, LP, Turnberry Capital Management, L.P., and QVT Financial LP an aggregate of $948,000 to reimburse them for fees and expenses incurred in connection with the Action, subject to their submission to the Debtors of reasonably detailed supporting documentation of such fees and expenses (the “Noteholder Reimbursement Amount”).

Pursuant to Section 6.3 of the Plan, on the Effective Date, the AFR Contribution Agreement would be approved and the parties thereto would be bound by the terms thereof and authorized and directed to perform thereunder, without the need for further Bankruptcy Court approval.

3.

The Global Claims Release and Insurer Settlement Agreement.

On August 18, 2006, the Debtors, certain of the other Defendants, AIG, and Gulf entered into the Global Claims Release and Insurer Settlement Agreement pursuant to which AIG committed to fund at least $5.2 million, and Gulf committed to fund $3.1 million in connection with the Settlement Agreement and the Plan, for a total of $8.3 million, in exchange for the releases contained in Sections 9.5, 9.6, 9.7, 9.8, and 9.9 of the Plan, as further described in Section VIII.F below.  A copy of the Global Claims Release and Insurer Settlement Agreement is attached as Exhibit 2 to the Plan.

Pursuant to Section 6.3 of the Plan, on the Confirmation Date, the Global Claims Release and Insurer Settlement Agreement would be approved and on the Effective Date, the parties thereto would be bound by the terms thereof and authorized and directed to perform thereunder, without the need for further Bankruptcy Court approval.

F.

Purchase of Additional Assets by the Purchaser

On August 14, 2006, AFR, and the Purchaser executed an asset purchase agreement (the “AFR Asset Purchase Agreement”) pursuant to which the Purchaser agreed to acquire all of AFR’s Oregon timber assets, including all of its real estate, timber, and timber-related assets, free and clear of any lien, mortgage, pledge, deed of trust, or security interest, other than liens for taxes due but not yet payable, for a purchase price of $68.9 million.  A copy of the AFR Asset Purchase Agreement is attached hereto as Exhibit D.  The Purchaser will not acquire AFR’s Washington assets.

On August 14, 2006, TRS and the Purchaser entered into an asset purchase agreement pursuant to which the Purchaser agreed to acquire certain of TRS’s assets for a purchase price of $100,000.  That sale is expected to close in on the Effective Date.

VII.     THE CASES

On the Petition Date, the Debtors filed with the Bankruptcy Court separate, voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, along with the Plan and the Disclosure Statement.  They also filed a motion for an order directing that their separate Chapter 11 Cases be jointly administered by the Bankruptcy Court pursuant to Bankruptcy Rule 1015(b) and Del. Bankr. L.R. 1015-1.

The Debtors are managing their properties and operating their business as debtors-in-possession pursuant to Bankruptcy Code §§ 1107 and 1108.  As debtors-in-possession, the Debtors are authorized to operate their business, but they may not engage in transactions outside of the ordinary course of business without the approval of the Bankruptcy Court, after notice and the opportunity for a hearing.  No trustee, examiner, or Committee has been appointed in these Cases.

A.

First Day Motions

To minimize the possible disruption to the Debtors’ operations upon the filing of these Cases, among other reasons, on the Petition Date, the Debtors filed various motions seeking orders: (a)(i) authorizing the continued use of their existing bank accounts, cash management system, and checks and business forms and (ii) granting them an interim waiver of the bond requirement contained in Bankruptcy Code § 345(b); (b)(i) approving their proposed deposits as adequate assurance of payment for utility services, (ii) establishing certain objection procedures pursuant to Bankruptcy Code § 366(c), and (iii) prohibiting utility companies from altering, refusing, or discontinuing utility services; (c) establishing procedures for interim compensation and reimbursement of expenses of professionals; and (d)(i) establishing a deadline and the procedures for filing proofs of claim and (ii) approving the form and the manner of notice thereof.

The Debtors also filed applications to retain (i) Dechert LLP, as their general corporate, bankruptcy, and restructuring counsel and (ii) Ashby & Geddes, P.A., as their local and conflicts counsel.

VIII.     THE PLAN OF REORGANIZATION

The following discussion of the Plan (which reflects and incorporates the negotiations by and among the Debtors and the Indenture Trustee), is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached hereto as Exhibit A.  All capitalized terms used in this section of the Disclosure Statement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

A.

General -- Classification of Claims

In accordance with Bankruptcy Code § 1123, the Plan, among other things, designates classes of claims (“Claims”) and classes of interests (“Interests”), specifies which classes are impaired and which are not impaired under the Plan, and specifies the treatment of each class that is impaired under the Plan.  The provisions of the Bankruptcy Code require that each class contain Claims and Interests of respective creditors and interest holders that are substantially similar to the other Claims or Interests in such class.  The Plan designates eight classes of Claims and two classes of Interests.  This classification takes into account the differing nature and priority of the various Claims and Interests under the Bankruptcy Code and other applicable laws, as well as the business necessities of the Debtors.

While the Debtors believe that they have classified all Claims and Interests in compliance with the provisions of the Bankruptcy Code (including, but not limited to, in compliance with Bankruptcy Code § 1122), it is possible that a party-in-interest will challenge such classification of Claims or Interests and that the Bankruptcy Court will determine that a different classification is required for the Plan to be confirmed.  In such event, the Debtors reserve the right to modify the Plan to provide for whatever reasonable classification might be required by the Bankruptcy Court for confirmation of the Plan.

The Plan provides for the treatment of “Allowed Claims.”  Under the Plan, an “Allowed” Claim refers to: (a) any Claim against a Debtor that has been listed by such Debtor in the Schedules, as liquidated in an amount greater than zero dollars and not disputed or contingent and for which no contrary Proof of Claim has been filed and as to which no timely objection has been interposed; (b) any Claim as to which a Proof of Claim has been timely filed and (i) no objection to the allowance thereof has been timely interposed on or before the Claims Objection Deadline and (ii) such Claim has not been withdrawn, paid in full (pursuant to a prior order of the Bankruptcy Court or otherwise), or otherwise deemed satisfied in full; (c) any Claim as to which any objection thereto has been determined by a Final Order in favor of the respective Claim Holder, or any such objection has been settled, waived through payment, or withdrawn; (d) any Claim that has otherwise been allowed by a Final Order; (e) any Claim as to which, upon the lifting of the automatic stay pursuant to Bankruptcy Code § 362, the liability of a Debtor, allowance, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; (f) any Administrative Claim for goods or non-professional services provided to the Debtors during these Cases in the ordinary course of the Debtors’ business that has not been withdrawn, paid in full (pursuant to a prior order of the Bankruptcy Court or otherwise in the ordinary course of the Debtors’ business), or otherwise deemed satisfied in full in the ordinary course of the Debtors’ business; or (g) any Claim that is expressly deemed an Allowed Claim under the Plan.  Unless otherwise ordered by the Bankruptcy Court prior to Confirmation, or as specifically provided to the contrary in the Plan with respect to any particular Claim, an “Allowed” Claim will not include (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty, or forfeiture.  If an objection to a Claim is made, the validity and amount of the Claim would be resolved as described under the section below entitled “Disputed Claims.”

A creditor, other than a Holder of an Administrative Claim, as described below, must file a Proof of Claim with the Bankruptcy Court to assert any Claim not scheduled by the Debtors or if the Claim has been scheduled as disputed, contingent, or unliquidated, to assert a Claim in an amount different from the amount scheduled by the relevant Debtor, or to assert a status different from that shown in the Schedules filed by such Debtor.  [In an order signed ________ __, 2006, the Bankruptcy Court designated ________ __, 2006 as the Claims Filing Bar Date.  The Debtors are currently in the process of reviewing the Claims that were filed.]  The ultimate amount of the Claims that are allowed by the Bankruptcy Court against the Debtors could be significantly different than the amount of the liabilities set forth in the Debtors’ Schedules.

B.

Summary of Distributions Under the Plan

The following summary of distributions under the Plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Plan.  All estimates of Claim amounts are preliminary in nature and are based on current limited information, certain timing and other assumptions that may prove to be incorrect, and therefore the actual amounts of Allowed Claims may vary significantly from such estimates.

1.

Administrative Claims.

An “Administrative Claim” is a Claim for costs and expenses of administration of these Cases with priority under Bankruptcy Code § 507(a)(2), costs and expenses allowed under Bankruptcy Code § 503(b), the actual and necessary costs and expenses of preserving the respective Estates of the Debtors and operating the Debtors’ business, any indebtedness or obligations incurred or assumed by either of the Debtors pursuant to Bankruptcy Code § 364 or otherwise, professional fees and expenses of the Debtors and any Committee, in each case to the extent allowed by an order of the Bankruptcy Court under Bankruptcy Code § 330(a) or § 331, and any fees or charges assessed against the respective Estates under 28 U.S.C. § 1930.

Pursuant to the Plan, subject to the provisions of Bankruptcy Code §§ 330(a), 331, and 503(b), each Holder of an Allowed Administrative Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, Cash equal to the amount of such Allowed Claim on the later of (i) the Distribution Date and (ii) the date that is 10 days after the Allowance Date, unless such Holder has agreed to a different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business and assumed by the Debtors will be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements related thereto.

Specifically, no Professional Fees will be paid except as specified in the Plan or as allowed by an order of the Bankruptcy Court.  All final applications for Professional Fees will be filed with the Bankruptcy Court not later than sixty (60) days after the Effective Date.  Without limiting the foregoing, each Reorganized Debtor will pay the amount it incurs after the Effective Date with respect to the reasonable fees, disbursements, expenses, or related support services of any Professional, as applicable (including the reasonable fees and expenses a Professional may incur following the Effective Date relating to its preparation and prosecution of an application for payment of Professional Fees), without application to, or order of, the Bankruptcy Court.

As of the date hereof, the Debtors estimate that, as of the Effective Date, the total amount of Allowed Administrative Claims will be approximately $____ million.

2.

Tax Claims.

A “Tax Claim” is a Claim for taxes by a governmental unit, including but not limited to, and as more fully defined by, and entitled to priority under, Bankruptcy Code § 507(a)(8), taxes measured by income or gross receipts, property taxes, withholding taxes, employment taxes, or a penalty related to such a tax claim that is in compensation for actual pecuniary loss.

Pursuant to the Plan, each Holder of an Allowed Tax Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, at the election of the applicable Debtor, in its sole discretion, either (i) Cash equal to the amount of such Allowed Claim on the later of (1) the Distribution Date and (2) the date that is 10 days after the Allowance Date, unless such Holder has agreed to a different treatment of such Allowed Claim, or (ii) in accordance with Bankruptcy Code § 1129(a)(9)(C), deferred Cash payments (1) of a value, as of the Effective Date, equal to the amount of such Allowed Tax Claim, (2) over a period not exceeding five years after the Petition Date, and (3) in a manner not less favorable than the treatment of Allowed Class 3A and 3B Claims, unless such Holder has agreed to a different treatment of such Allowed Claim.

As of the date hereof, the Debtors’ books and records reflect taxes payable in the amount of $__________.

3.

Unimpaired Classes.

(i)

Class 1 – Priority Claims.

Class 1 consists of all Priority Claims, which are claims that are entitled to priority pursuant to § 507(a) or (b) of the Bankruptcy Code and that are not Administrative Claims or Tax Claims.  Such claims would include, but would not be limited to, unsecured claims earned within 180 days before the Petition Date (up to $10,000 for each person) for wages, salaries, or commissions, including severance, vacation, and sick leave pay earned, and unsecured claims for contributions to an employee benefit plan arising from services rendered within 180 days before the Petition Date, for each such plan up to a specified limit.  All Allowed Priority Claims are classified in Class 1 of the Plan.

Pursuant to the Plan, if not paid in full pursuant to a Final Order of the Bankruptcy Court prior to the Confirmation Date, each Holder of an Allowed Class 1 Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, Cash equal to the amount of such Allowed Claim on the latest of (i) the Distribution Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.  Accordingly, the Allowed Claims in Class 1 are unimpaired, such that the Holders of Allowed Class 1 Claims are conclusively presumed pursuant to § 1126(f) of the Bankruptcy Code to have accepted the Plan.

The Debtors do not believe that there will be any Allowed Priority Claims.

(ii)

Class 2 – Secured Claims.

Class 2 consists of all Allowed Secured Claims.  The Plan defines Secured Claims are “[a]ll Claims that are secured by a properly perfected and not otherwise avoidable lien on property in which an Estate has an interest or that is subject to setoff under Bankruptcy Code § 553, to the extent of the value of the Claim Holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code § 506(a) and, if applicable, § 1129(b); provided, however, that if the Holder of a Secured Claim is entitled to and does timely elect application of Bankruptcy Code § 1111(b)(2), then such Holder’s Claim will be a Secured Claim to the extent such Claim is Allowed.”

Allowed Class 2 Claims will be unimpaired.  Pursuant to the Plan, in full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Class 2 Claim, at the election of the applicable Debtor, such Debtor will either: (a) pay the amount of such Allowed Class 2 Claim against it in full, in Cash, on the later of the Effective Date or the Allowance Date of such Claim; (b) return the underlying collateral to the Holder of such Allowed Class 2 Claim; (c) Reinstate such Allowed Class 2 Claim in accordance with the provisions of Bankruptcy Code § 1124(2); (d) pay such Allowed Class 2 Claim in full in the ordinary course; or (e) treat such Allowed Class 2 Claim in a manner otherwise agreed to by the Holder thereof.  Thus, the Holders of Class 2 Claims are conclusively presumed pursuant to § 1126(f) of the Bankruptcy Code to have accepted the Plan.

As of the date hereof, the Debtors estimate that, as of the Effective Date, there will be approximately $__ million in Allowed Class 2 Claims.

(iii)

Class 5 – Existing Interests in the Debtors.

Class 5 consists of all Allowed Interests in IFG or FFC, including all Interests arising under or in connection with the IFG Membership Interests or the FFC Common Stock.  Allowed Class 5 Interests will be treated in the manner set forth in Section 4.4 of the Plan.  Specifically, under the Plan, subject to the provisions of Section 6.5 of the Plan with respect to any Dissolved Entities, the Debtors’ existing corporate structure and ownership will be maintained, unaffected by the Plan.  Thus, ownership of the IFG Membership Interests and the FFC Common Stock as of the Petition Date will each be unaffected by the Plan, as the entities holding the Interests in the Debtors will continue to hold such Interests in the applicable Reorganized Debtors following the Effective Date.

Pursuant to the Plan, Allowed Class 5 Interests are unimpaired.  Thus, the Holders of Class 5 Interests are conclusively presumed pursuant to § 1126(f) of the Bankruptcy Code to have accepted the Plan.

(iv)

Special Provision Regarding Unimpaired Claims.

Except as may otherwise be provided in the Plan (including Section 6.16(a) of the Plan), the Confirmation Order, any other order of the Bankruptcy Court, or any Plan Document, nothing will affect the Debtors’ or the Reorganized Debtors’ (as applicable) rights and defenses, both legal and equitable, with respect to any Claim that is not impaired under the Plan, including, but not limited to, all rights with respect to legal and equitable defenses to, and/or setoffs or recoupments against, such Claim.

4.

Impaired Classes.

(i)

Class 3A – General Unsecured Claims.

Class 3A consists of all Allowed General Unsecured Claims against IFG or FFC that are not otherwise classified pursuant to Article II of the Plan.  The Plan defines “General Unsecured Claims” as “[u]nless otherwise specified in this Plan, all Claims (including any Rejection Claims, any Claims as provided for in, and determined in accordance with, Bankruptcy Code § 506(a), and any undersecured or unsecured portions of Secured Claims, to the extent the Holder thereof has not timely elected application of Bankruptcy Code § 1111(b)(2) with respect to such Claim) against either of the Debtors, provided that, in each case, such Claims are (A) not (i) Secured Claims (as provided for, and determined in accordance with, Bankruptcy Code § 506(a)); (ii) Administrative Claims; (iii) Priority Claims; (iv) Tax Claims; (v) Notes Claims; or (vi) Intercompany Claims; and (B) not otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court.”

Allowed Class 3A Claims will be treated in the manner set forth in Section 5.2 of the Plan, which provides that each Holder of an Allowed Class 3A Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, in each case as against the Debtor Parties, such Claim, Cash equal to 68.57% of the amount of such Allowed Claim.  The percentage recovery available to Holders of Allowed Class 3A Claims is equal to the Debtors’ best estimate of the percentage recovery available to Holders of Allowed Class 3B Claims on account of the principal amount of the Notes.

As of the date hereof, the Debtors estimate that, as of the Effective Date, the total amount of Allowed Class 3A Claims will be approximately $_____ million.  Class 3A is impaired, and the Holders of Allowed Claims in Class 3A are entitled to vote to accept or to reject the Plan.

(ii)

Class 3B – Allowed Notes Claims.

Class 3B consists of all Allowed Notes Claims, which are all Claims represented by, related to, arising under, or in connection with the Notes, including the sale, ownership, or distribution thereof (including with respect to any guarantees provided by FFC pursuant to the Indenture).

Class 3B Claims will be treated in the manner set forth in Section 5.3 of the Plan, which  provides that on the Effective Date, each Holder of an Allowed Class 3B Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, in each case as against the Debtor Parties, such Claim, such Holder’s pro rata share of an amount equal to the Net Settlement Amount distributable under Section 6.10(a) of the Plan.

The estimated percentage recovery available to Holders of Allowed Class 3B Claims on account of the principal amount of the Notes is equal to the percentage recovery available to Holders of Allowed Class 3A Claims.  On the Effective Date, the Notes will be, as against the Debtor Parties, automatically canceled and deemed terminated, extinguished, and of no further force and effect without further act or action under any applicable agreement, law, regulation, order, or rule, and the holders thereof will have no rights as against the Debtor Parties, and such Notes will evidence no rights, as against the Debtor Parties, except the right to receive the distributions to be made to the Noteholders under the Plan.

Notwithstanding anything contained herein or in the Plan to the contrary, Delay Interest will be waived if the Plan conforms with the terms and conditions of the Settlement Agreement and the Support and Lock-Up Agreement in all material respects, and the Effective Date has occurred on or before November 30, 2006.

The distribution of Cash provided for under Section 5.3 of the Plan on account of the Allowed Notes Claims will be made to the Indenture Trustee for further distribution to the Holders of Allowed Notes Claims.  As soon as practicable after the Effective Date, the Indenture Trustee will distribute such Cash as provided in Section 6.10(a) of the Plan.

Holders of Allowed Claims in Class 3B are impaired and are entitled to vote to accept or reject the Plan.  Consistent with Bankruptcy Rule 3003(c), the Notes Claims will be deemed Allowed in the amount of $225,000,000, plus any interest and fees accrued prior to the Petition Date.  Accordingly, except for a proof of claim filed by the Indenture Trustee in respect of the Allowed Notes Claims, any proof of claim filed or Claim arising under or related to the Notes that is limited exclusively to the repayment of principal, interest, and/or other applicable fees in respect of such Notes will be disallowed as duplicative of the Allowed Notes Claims, without any further action or order of the Bankruptcy Court, the Debtors, or the Reorganized Debtors.

(iii)

Class 4 – Intercompany Claims.

Class 4 consists of all Allowed Intercompany Claims.  Class 4 Claims will be Allowed in the amounts as reflected on the Debtors’ books and records and will be treated in the manner set forth in Section 5.4 of the Plan.

Pursuant to the Plan, all Intercompany Claims will be reviewed by the Debtors and adjusted, continued, or discharged, as the Debtors determine is appropriate (by, among other things, releasing such claims, contributing them to capital, issuing a dividend, or leaving them unimpaired), taking into account, among other things, the distribution of consideration under the Plan and the economic condition of the Reorganized Debtors, among other things.  The Holders of Intercompany Claims will not be entitled to participate in any of the distributions on account of Claims under Sections 5.2 or 5.3 of the Plan and will only be entitled to the treatment provided in Section 5.4 of the Plan.

Class 4 is impaired, and the Holders of Claims in Class 4 are deemed to have rejected the Plan and are not entitled to vote on the Plan in accordance with Bankruptcy Code § 1126(g).

5.

Allocation of Distributions.

All distributions paid to Holders of Claims in satisfaction thereof pursuant to the Plan will be allocated first to the original principal amounts of such Claims (as determined for federal income tax purposes), and, second, to the portion of such Claims representing interest (as determined for federal income tax purposes), and any excess thereafter will be allocated to the remaining portion of such Claims, provided, however, that distributions made to the Holders of Allowed Notes Claims will be allocated in accordance with the terms of the Plan and the Indenture.

6.

Distribution Limitations.

Notwithstanding any other provision of the Plan to the contrary, no distribution will be made on account of any Claim, or part thereof, (i) that is not an Allowed Claim or (ii) that has been avoided or is subject to any objection.  The sum total of the value of the distributions to be made on the Initial Distribution Date to all Claims in a particular Class (if any) will not exceed the aggregate amount of the Allowed Claims in such Class (if any), and the distribution to be made to each individual Holder of an Allowed Claim will not exceed the amount of such Holder’s Allowed Claim.

7.

Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims.

Distributions under the Plan to each Holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but will be reduced to the extent that such Allowed Insured Claim is satisfied from proceeds payable to the Holder thereof under any pertinent insurance policies and applicable law.  Nothing in Section 6.19 of the Plan will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities that any entity may hold against any other entity, including the Debtors’ insurance carriers.

8.

Special Provision Regarding Impaired Claims.

Except as may otherwise be provided in the Plan (including Section 6.16(a) of the Plan), the Confirmation Order, any other order of the Bankruptcy Court, or any Plan Document, nothing will affect the Debtors’ or the Reorganized Debtors’ (as applicable) rights and defenses, both legal and equitable, with respect to any Class 3A Claims that are impaired under the Plan, including, but not limited to, all rights with respect to legal and equitable defenses to, and/or setoffs or recoupments against, such Claims.

C.

Implementation of the Plan

1.

Settlement of Actions.

Within three (3) business days of the Confirmation Date, the parties to the Action would execute and deliver to C. Barr Flinn, Esq., Young Conaway Stargatt & Taylor, LLP (“Escrow Agent”), (a) a stipulation of dismissal with prejudice of the claims asserted in the Action to be filed in the Chancery Court, (b) a copy of the Plan and the Confirmation Order, and (c) a request by the Indenture Trustee, on behalf of the Noteholders, for the immediate dismissal of the Action without any further approval by the Chancery Court or, in the alternative, if the Chancery Court determines that such approval is required, for summary dismissal of the Action based on the Plan and the Confirmation Order and the releases contained herein and therein.  Also within (3) business days of the Confirmation Date, the parties to the Related Action would execute and deliver to the Escrow Agent a stipulation of dismissal with prejudice of the claims and counterclaims asserted in the Related Action.  The Escrow Agent would hold the documents delivered to the Escrow Agent pursuant to this paragraph in escrow pending the occurrence of the Effective Date, and upon occurrence of the Effective Date, the Escrow Agent would file such documents with the Chancery Court.  Confirmation of the Plan would constitute authority for the Indenture Trustee to execute any and all documents reasonably necessary to consummate the settlement and dismissal of the Actions.

2.

Dissolution.

As soon as practicable after the Effective Date, the Dissolved Entities, if any, will be dissolved in accordance with the applicable law of such entity’s state of incorporation.  The respective Boards of Directors and officers of the Dissolved Entities, if any, will take all such other actions as are necessary and appropriate to effectuate the dissolution of the Dissolved Entities, if any, including, but not limited to (i) the designation and authorization of an officer or officers to execute a certificate of dissolution and file such certificate with the appropriate state official, and to tender to the appropriate state entities all taxes and fees, including assessment fees, authorized and/or required by law to be collected thereby and (ii) such other actions as such officers and/or directors (as applicable) deem appropriate to effect such dissolutions.  On or after the Effective Date, but, in any event, as soon as is practicable under the provisions of applicable state law, pursuant to such dissolutions, any tangible assets of a Dissolved Entity will be utilized to satisfy any remaining obligations of such Dissolved Entity, and any assets of any Dissolved Entity remaining thereafter will be distributed and transferred to the Reorganized Debtors to be administered in accordance with the terms of the Plan.

3.

Boards of Directors of the Reorganized Debtors.

Those director(s) so designated by the IFG Related Parties at or before the Confirmation Hearing will serve on the Reorganized Debtors’ Boards of Directors as of the Effective Date.  No new directors will be appointed with respect to any Dissolved Entity.  The Reorganized Debtors will continue to be managed by the senior managers currently serving in such capacities.

4.

Corporation Action.

All actions or transactions contemplated by the Plan, the Plan Documents, and such other documents, including the dissolution of any Dissolved Entities, and all actions reasonably necessary and desirable to effectuate any of the foregoing, will be authorized and approved in all respects (subject to the provisions of the Plan) hereby without the need for any further corporate action or court order.  All matters provided for in the Plan involving the corporate structure, assets, and/or operations of the Debtors, the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan or the Plan Documents will be deemed to have occurred and will be in effect, without any requirement of further action by the respective security holders, members, officers, or directors of the Debtors or the Reorganized Debtors.  After the Confirmation Date, the appropriate members of the Boards of Directors and/or members or officers of the Debtors and the Reorganized Debtors are authorized and directed to issue, execute, and deliver any agreements, documents, certificates, and instruments contemplated by the Plan and/or the Plan Documents in the name of and on behalf of the applicable Debtor(s) or Reorganized Debtor(s) (as applicable).

5.

Administration of the Plan.

After the Confirmation Date, each of the Debtors and the Reorganized Debtors will be authorized, respectively, to perform those responsibilities, duties, and obligations set forth herein and in the Plan, including consummating the Asset Sale and obtaining the Additional Funding and making distributions as provided under the Plan, objecting to the allowance of any Claim, prosecuting any litigation pertaining thereto, and paying such Claims as may be later Allowed, including as contemplated by the dispute resolution procedures contained in Section 6.13 of the Plan.

The Reorganized Debtors may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as they may deem reasonably necessary to aid them in the performance of their responsibilities pursuant to the terms of the Plan.  It will not be a requirement that any such parties retained by any of the Reorganized Debtors be a “disinterested person” (as such term is defined in Bankruptcy Code § 101(14)), and such retained parties may include Professionals or other Persons who had previously been active in these Cases on behalf of any Debtor, Creditor, Interest Holder, Committee, or other constituency herein.

The Reorganized Debtors will be responsible for filing all federal, state, and local tax returns for the Debtors and for the Reorganized Debtors.

To the extent the manner of performance is not specified, the Debtors and the Reorganized Debtors will have the discretion to carry out and perform all other obligations or duties imposed on them by, or actions contemplated or authorized by, the Plan, any Plan Document, or by law in any manner their respective Boards of Directors or officers so choose, as long as such performance is not inconsistent with the intents and purposes of the Plan.

6.

Provisions Relating to the Notes.

On the Effective Date, the Debtors will make the distribution of Cash provided for under Section 5.3 and 6.10(a) of the Plan on account of the Allowed Notes Claims to the Indenture Trustee in satisfaction of the Allowed Class 3B Claims and in settlement of the Action.  As soon as practicable after the Effective Date, the Indenture Trustee will distribute such Cash in the following order of priority: (1) in payment of all fees, expenses, or other charges payable under the Indenture, including, but not limited to, (i) fees and expenses payable to the Indenture Trustee, including in acting as distribution agent under the Plan, (ii) attorneys’ fees and expenses incurred by the Indenture Trustee, and (iii) any advances of Noteholders to fund the Action, (2) to fund a reserve, if necessary, for payment of any future fees, expenses, or charges that the Indenture Trustee believes are reasonably necessary to administer its duties under the Indenture or the Plan (including in its capacity as distribution agent under the Plan), with any remaining amount of such reserve following the payment of all such future fees, expenses, or charges to be distributed pro rata to the Holders of Allowed Class 3B Claims, and (3) pro rata to Holders of Allowed Class 3B Claims.

On the Effective Date, the Notes will be, as against the Debtor Parties, automatically canceled and deemed terminated, extinguished, and of no further force and effect without further act or action under any applicable agreement, law, regulation, order, or rule, and the holders thereof will have no rights as against the Debtor Parties, and such Notes will evidence no rights, as against the Debtor Parties, except the right to receive the distributions to be made to the Noteholders under the Plan.

The Indenture Trustee will fix a record date that is within seven (7) days after the Effective Date and a payment date that is within fourteen (14) days after the record date.  Distributions will be made by the Indenture Trustee to the Noteholders as of that payment date.

To the extent that a Noteholder has a physical Note, no such Noteholder will be entitled to any distribution under the Plan unless and until such Noteholder has first physically surrendered or caused to be surrendered (in the manner set forth below in Plan subsection 6.9(d)) to the Indenture Trustee the original Notes held by it or, in the event that such original Notes have been lost, destroyed, stolen, or mutilated, has first executed and delivered an affidavit of loss and indemnity with respect thereto in a form customarily utilized for such purposes that is reasonably satisfactory to the Indenture Trustee.  The Indenture Trustee will, in turn, physically surrender or cause to be surrendered to the Debtors or the Reorganized Debtors any and all Notes surrendered to it in accordance with this paragraph and any and all other Notes held by it in connection with the Indenture.  Alternatively, if a Noteholder holds its Note in book-entry form, then such Noteholder will comply with such procedures and provide such instructions as are necessary to surrender its Notes electronically.  Promptly upon the surrender of such instruments, the Indenture Trustee will cancel the Notes.  As soon as practicable after such surrender of the applicable Notes or such delivery of an affidavit of loss and indemnity as provided in Section 6.9(d) of the Plan, the Indenture Trustee will make the distributions provided in the Plan with respect to the applicable Allowed Claim(s).

For the purpose of the distributions to the Holders of Allowed Notes Claims under the Plan, the Indenture Trustee will be deemed to be the sole Holder of all such Claims.  The distribution on account of Allowed Notes Claims under the Plan (as set forth in Section 5.3 of the Plan) will be made to the Indenture Trustee for further distribution to the Holders of Allowed Notes Claims pursuant to the terms and subject to the conditions of the Indenture and the Plan.  Upon the delivery of such distribution to the Indenture Trustee, the Debtors and the Reorganized Debtors will be released of all liability with respect to their obligation to make such delivery or otherwise under the Notes.  Within one (1) Business Day following delivery of such distribution to the Indenture Trustee under Section 5.3 of the Plan, the Indenture Trustee will file with the Chancery Court a notice of dismissal with prejudice of the claims asserted by it in the Action, provide the Chancery Court with a copy of the Plan and the Confirmation Order, and request, on behalf of the Noteholders, the immediate dismissal of the Action without any further approval by the Chancery Court; provided, however, that if the Chancery Court determines that such approval is required, the Indenture Trustee will request summary dismissal based on the Plan and the Confirmation Order and the releases contained herein and therein.  The Indenture Trustee will thereafter take all steps reasonably necessary and appropriate to effectuate such further distributions thereof to the Holders of Allowed Notes Claims and will be solely responsible for effectuating such distributions.  On the Effective Date, pursuant to Bankruptcy Code § 1123(a)(5)(F), the Indenture will terminate, and the obligations under the Notes and the Indenture will, as against the Debtor Parties, be deemed indefeasibly terminated, canceled, and extinguished (all without any further action by any person or the Bankruptcy Court) and will have no further legal effect as against the Debtor Parties other than as evidence of any right to receive distributions under the Plan as set forth in Section 5.3 and 6.10(a) of the Plan; provided, however, that the Notes will not be deemed canceled on the books and records of the Indenture Trustee, the applicable securities depositories, clearing systems, or broker, bank, or custodial participants in the clearing system, to the extent necessary to facilitate distributions to the Holders of Allowed Notes Claims.  The authority of the Indenture Trustee under the Indenture will be terminated as of the Effective Date; provided, further, however, that the Indenture will continue in effect solely for the purposes of (i) allowing the Indenture Trustee to make the distributions as provided for in the Plan and to perform any and all current and future administrative functions and (ii) permitting the Indenture Trustee to maintain its right, if any, to a charging lien against any and all distributions payable to the Holders of Allowed Notes Claims.

Any and all fees, charges, and expenses (including attorneys’ fees and expenses) incurred by the Indenture Trustee in the performance of any function associated with the Indenture or the Plan or otherwise during the period prior to and after the Petition Date, including in connection with any and all distributions provided for under the Plan to the Holders of Allowed Notes Claims will be satisfied from the Settlement Amount as provided in Section 6.9 of the Plan.

In accordance with Bankruptcy Code § 1143, any Noteholder that fails to surrender the Note or deliver an affidavit of loss and indemnity as provided herein and in the Plan by 5:00 p.m. Eastern Time on the date that is two years from and after the later of the Effective Date or the applicable Allowance Date with respect to any Claims arising from or relating to such Note will be deemed to have forfeited all rights and claims in respect of such Claims, and will be forever barred from receiving any distributions under the Plan on account thereof.  In such cases, any property held for distribution by the Indenture Trustee on account of Allowed Claims based on such Note will be distributed by the Indenture Trustee in accordance with the terms and provisions of the Indenture.

7.

Delivery of Distributions; Unclaimed Property; Undeliverable Distributions.

Except as provided in Sections 5.3 and 6.10 of the Plan, any distributions to Holders of Allowed Claims under the Plan will be made: (i) at the addresses set forth on the Schedules or on the respective Proofs of Claim filed by such Holders in the event that the addresses indicated thereon differ from those set forth on the Schedules; or (ii) at the addresses set forth in any written notices of address change delivered to the Debtors or the Reorganized Debtors (if after the Effective Date) after the date of any related Proof of Claim.

If the distribution to the Holder of any Allowed Claim is returned to the Reorganized Debtors as undeliverable, no further distribution will be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder’s then current address.  The Reorganized Debtors will retain any such undeliverable distributions.

Any Holder of an Allowed Claim who does not assert a claim for an undeliverable distribution by 5:00 p.m. Eastern Time on the date that is two years after the date by which such Holder was first entitled to such distribution will no longer have any claim to, or interest in, such undeliverable distribution and will be forever barred from receiving any distribution under the Plan.

Nothing contained in the Plan will require the Debtors or the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

8.

Manner of Payments Under the Plan.

Any Cash distribution to be made by the Debtors or the Reorganized Debtors (as applicable) pursuant to the Plan may be made by wire transfer or by check on a United States bank selected by the Debtors or the Reorganized Debtors (as applicable); provided, however, that Cash distributions made to foreign Holders of Allowed Claims may be paid, at the option of the Debtors or the Reorganized Debtors (as applicable), in such funds and by such means as are necessary or customary in the particular foreign jurisdiction.

9.

Disputed Claims.

No distribution or payment will be made on a Disputed Claim until such Disputed Claim becomes an Allowed Claim.  On the Distribution Date, the distributions reserved for the Holders of Disputed Claims in each Class under the Plan will be deposited in interest-bearing reserve accounts segregated by, and maintained therein for the benefit of the Holders of Disputed Claims whose Claims are ultimately Allowed in, the respective Classes in which the Disputed Claims are classified (each reserve account a “Disputed Claims Reserve”); provided, however, that neither the Debtors nor the Reorganized Debtors will be required to establish a Disputed Claims Reserve on account of Class 3B Claims.

Notwithstanding any other provisions of the Plan, the Reorganized Debtors will deposit in each Disputed Claims Reserve a sufficient amount of Cash to be distributed on account of the face amount of Claims that are Disputed Claims in such Class as of the Distribution Date for such Class under the Plan.  For the purposes of Section 6.13 of the Plan, the “face amount” of a Claim is (i) the amount set forth on the applicable Proof of Claim or such lower amount as may be determined by an order of the Bankruptcy Court in accordance with Section 6.13(c) of the Plan, unless the Claim is filed in an unliquidated amount; or (ii) if a Proof of Claim has been filed in an unliquidated amount, the amount determined in accordance with Section 6.13(c) of the Plan.

As to any Disputed Claim, the Bankruptcy Court will, upon motion by the Debtors or the Reorganized Debtors (as applicable), estimate the maximum allowable amount of such Disputed Claim and the amount to be placed in the Disputed Claims Reserve on account of such Disputed Claim.  Pending the Bankruptcy Court’s ruling on any such estimation motion, the Debtors or the Reorganized Debtors (as applicable) will only be required to place in the Disputed Claims Reserve account a sufficient amount of Cash to be distributed on account of the estimated maximum allowable amount of such Disputed Claim set forth in such motion.  Any Creditor whose Claim is so estimated by an order of the Bankruptcy Court will not have any recourse to the Debtors or to the Reorganized Debtors, any Assets theretofore distributed on account of any Allowed Claim, or any other entity or property if the finally Allowed Claim of that Creditor exceeds that estimated maximum allowable amount.  Instead, such Creditor will have recourse only to the undistributed assets (if any) in the applicable Disputed Claims Reserve for the Claim of that Creditor and (on a pro rata basis with other Creditors of the same Class who are similarly situated) to those portions (if any) of the Disputed Claims Reserve for other Disputed Claims of the same Class that exceed the ultimately allowed amount of such Claims.

If, as of the Effective Date, there exists any Disputed Administrative Claim or Disputed Tax Claim, or any Disputed Class 1 or 2 Claim, the Reorganized Debtors will withhold in a separate reserve account the “face amount” (as calculated under Section 6.13(b) of the Plan) of any such Disputed Claim until and to the extent such Claim is determined to be an Allowed Claim.  At such time as all or any portion of such Disputed Claim becomes an Allowed Claim, the distributions reserved for such Disputed Claim or such portion, plus any earnings thereon, will be released from the appropriate Disputed Claims Reserve account and delivered to the Holder of such Allowed Claim in the manner as described in the Plan.  At such time as all or any portion of any Disputed Claim is determined not to be an Allowed Claim, the distribution reserved for such Disputed Claim or such portion, plus any earnings thereon, will be released from the appropriate Disputed Claims Reserve account and returned to the Reorganized Debtors.

On the date, or as soon thereafter as is practicable, that any Disputed Class 3A Claim becomes an Allowed Claim, the distributions reserved for such Disputed Claim, plus any earnings thereon, will be released and paid to the Holder of the Allowed Class 3A Claim in accordance with Section 5.2 of the Plan.  On the date, or as soon thereafter as is practicable, that any Disputed Class 3A Claim is determined by the Bankruptcy Court not to be an Allowed Claim, the distributions reserved for such Disputed Claim, plus any earnings thereon, will be released and returned to the Reorganized Debtors.

After the Confirmation Date, the Debtors, and after the Effective Date, the Reorganized Debtors, will have the authority to object to and litigate any Disputed Claims, and will have the authority to settle, compromise, resolve, or withdraw any objection to Disputed Claims without the need for any Bankruptcy Court or other approval or any other or further notice.

10.

Deadline for Objections to Claims.

Unless an earlier time is set by an order of the Bankruptcy Court, all objections to Claims must be filed by the Claims Objection Deadline; provided, however, that no such objections may be filed against any Claim after the Bankruptcy Court has determined by entry of a Final Order that such Claim is an Allowed Claim.

11.

Direction to Parties.

From and after the Effective Date, the Reorganized Debtors may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act that is necessary for the consummation of the Plan, pursuant to Bankruptcy Code § 1142(b).

12.

Setoffs.

The Debtors will, pursuant to Bankruptcy Code § 558, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, all claims, rights, and Causes of Action of any nature that the Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim will constitute a waiver or release by the Debtors of any such claims, rights, and Causes of Action that either of the Debtors may possess against such Holder.

13.

Waiver of Avoidance Claims; Preservation of All Other Causes of Action.

As of the Effective Date, all of the Debtors’ and the Estates’ Avoidance Claims will be deemed to have been, and will be, released and/or waived, and all Persons will hereby be enjoined from instituting and presenting in the name of the Debtors, or otherwise, any or all proceedings in order to collect, assert, or enforce any such Avoidance Claim of any kind.

However, except as otherwise set forth in the Plan (including Article IX and Section 6.16(a) thereof), in accordance with Bankruptcy Code § 1123(b), as of the Effective Date, the Reorganized Debtors will retain all Causes of Action other than with respect to any Avoidance Claims, and will have the power, subject to any applicable releases and/or waivers contained in the Plan, (i) to institute and present in the name of the Debtors, or otherwise, all proceedings that they may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to either of the Debtors’ Assets or to avoid any purported Lien and (ii) to defend and compromise any and all actions, suits, or proceedings in respect of such Assets.

D.

Other Provisions of the Plan

1.

Executory Contracts.

The Bankruptcy Code gives the Debtors the power, after the commencement of these Cases, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases.  Generally, an “executory contract” is a contract under which material performance (other than the payment of money) is still due by each party (including, but not limited to, unexpired leases).  In this context, “assumption” of an executory contract means, among other things, that the Debtors re-affirm their obligations under the relevant lease or contract and cure all monetary defaults thereunder.

It is the intention of the Debtors that as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts set forth on Exhibit E to this Disclosure Statement, will be deemed assumed by the applicable Debtors and, to the extent set forth in the Asset Purchase Agreement and on Schedule E, assigned to the Purchaser in accordance with the provisions and requirements of Bankruptcy Code §§ 365 and 1123, except those Executory Contracts that (i) have been rejected by order of the Bankruptcy Court or (ii) are the subject of a motion to reject pending on the Confirmation Date.  Entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions or assumptions and assignments pursuant to Bankruptcy Code §§ 365(a) and 1123.

Any monetary amounts by which each Executory Contract to be assumed pursuant to the Plan is in default will be satisfied, pursuant to Bankruptcy Code § 365(b)(1) of the Bankruptcy Code, by payment of the default amount in cash by the latest of (i) the Effective Date and (ii) in the event of a dispute regarding the default amount, within 10 days of the entry of a Final Order of the Bankruptcy Court establishing such default amount, or on such other terms as the parties to such Executory Contract may otherwise agree.  Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any cure payments or satisfactions of the cure requirements set forth in Bankruptcy Code § 365(b)(1) with respect to failure to perform under an unexpired real property lease, (2) the ability of the Debtor or the Purchaser, as applicable, to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code § 365) under the Executory Contracts to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code § 365(b)(1) will be made following the entry of a Final Order resolving the dispute and approving the assumption.

2.

Insurance Policies.

All insurance policies of the Debtors providing coverage to the Debtors and/or the Debtors’ directors, officers, stockholders, members, agents, employees, representatives, and others for conduct in connection in any way with the Debtors, their assets, liabilities, and/or operations, to the extent such policies are Executory Contracts, will be deemed assumed by the applicable Debtors as of the Confirmation Date, subject to the occurrence of the Effective Date.  Entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to Bankruptcy Code §§ 365 and 1123 or otherwise, subject to the occurrence of the Effective Date.  Whether such insurance policies are Executory Contracts or not, if they have not done so already, on or prior to the Effective Date, the Debtors will cure any defaults (if any) under such insurance policies.  Without in any way limiting the generality of the foregoing, on the Effective Date the Debtors will purchase “tail” coverage with respect to any such policies for the individuals listed above for a period of not less than six years from the Effective Date, which coverage for such individuals will be at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan, all at a cost and expense of administering these Cases and preserving the Debtors’ estates.

Notwithstanding anything provided herein or in the Plan to the contrary, the Plan will not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against either of the Debtors or any other Person.

3.

Executory Contracts Entered Into After the Petition Date.

Executory Contracts entered into after the Petition Date by either Debtor, will be performed by the Debtor or the Reorganized Debtor liable thereunder in accordance with the terms and subject to the conditions of such Executory Contract(s) in the ordinary course of its business.  Accordingly, such Executory Contracts (including any Executory Contracts assumed pursuant to Bankruptcy Code § 365) will survive and remain unaffected by entry of the Confirmation Order.

4.

Further Actions.

The Debtor Parties, the Indenture Trustee, the Noteholders, the parties providing the Additional Funding, and the Purchaser will be authorized to execute, deliver, file, or record such documents, contracts, instruments, certificates, releases, and other agreements and to take such other action as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, any Plan Document, and the transactions contemplated herein and therein.

5.

Modification and Reservation of Rights in the Event of Nonacceptance of the Plan.

Under the Plan, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan over the objection of any impaired Class in accordance with the applicable provisions of Bankruptcy Code § 1129(b).  In the event that any impaired Class or Classes of Allowed Claims does not accept the Plan, upon the written request of the Debtors filed with the Bankruptcy Court, the Plan will be modified, revised, and amended to provide such treatment as set forth in such request so long as such modified, revised, or amended treatment is not materially adverse to the Holders of Allowed Note Claims (except as may be otherwise agreed to by the Indenture Trustee on behalf of the Noteholders), to ensure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, to provide the treatment necessary to meet the requirements of Bankruptcy Code § 1129(a) and (b) with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by the modifications caused by this Article.

6.

Modification of the Plan Prior to or After the Entry of the Confirmation Order.

The Debtors reserve the right to alter, amend, or modify the Plan prior to or after the entry of the Confirmation Order, in accordance with Bankruptcy Code § 1127 and/or Bankruptcy Rule 3019 so long as such alteration, amendment, or modification is not materially adverse to the treatment, claims, rights, or interests of the Noteholders and the Indenture Trustee (except as may be otherwise agreed to by the Indenture Trustee on behalf of the Noteholders) or the Debtor Related Finance Parties (except as may be otherwise agreed to by MBIA and DZ Bank on behalf of the Debtor Related Finance Parties).

7.

Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors so revoke or withdraw the Plan, then the Plan will be null and void and, in such event, nothing contained therein will be deemed to (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, or (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving either of the Debtors.

If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan will be deemed null and void, and the Debtors, the Indenture Trustee, the Noteholders, and other parties-in-interest will no longer be bound by the Plan.  In such event, nothing contained in the Plan will be deemed to constitute a waiver or release of any claims by the Debtors, the Indenture Trustee, the Noteholders, or any other party-in-interest or act to prejudice in any manner the rights of such parties in any other proceedings.

E.

Retention of Jurisdiction

1.

Claims and Actions.

Following the Effective Date, the Bankruptcy Court will retain such jurisdiction over these Cases as is legally permissible, including such jurisdiction as is necessary to ensure that the intents and purposes of the Plan are carried out.  The Bankruptcy Court will also expressly retain jurisdiction: (a) to hear and determine all Claims against either of the Debtors; and (b) to enforce all Causes of Action that may exist on behalf of either of the Debtors that are not otherwise waived or released under the Plan.

2.

Retention of Additional Jurisdiction.

Following the Effective Date, the Bankruptcy Court will also retain jurisdiction for the following additional purposes:

(i)

for the purpose of classification of Claims and Interests, the re-examination of Claims that have been allowed, and the dispositions of such objections as may be filed to any Claims, including Bankruptcy Code § 502(c) proceedings for estimation of Claims;

(ii)

to decide all questions and disputes regarding title to the respective Assets of the Debtors, all Causes of Action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between either of the Debtors and any other party, including any right to recover assets pursuant to the provisions of the Bankruptcy Code;

(iii)

to modify the Plan after the Effective Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

(iv)

to enforce and interpret the terms and conditions of the Plan and the Asset Purchase Agreement, the Global Claims Release and Insurer Settlement Agreement, the AFR Contribution Agreement, and the Settlement Agreement;

(v)

to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

(vi)

to enter an order closing these Cases;

(vii)

to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, the Asset Purchase Agreement, any other Plan Document, or the Confirmation Order as may be necessary to implement the intents and purposes of the Plan;

(viii)

to decide any and all objections to the allowance of Claims or purported Liens;

(ix)

in the event a non-Debtor party to an Executory Contract to be assumed does not receive actual notice of the proposed default amount, to hear and decide any such dispute regarding such amount;

(x)

to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

(xi)

to determine any applications or motions pending on the Effective Date for the assumption and/or assignment or rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims and/or disputes arising therefrom;

(xii)

to determine any and all applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

(xiii)

to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court;

(xiv)

to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan, any Plan Document, or the Asset Sale;

(xv)

to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against either of the Debtors arising under or in connection with the Plan, any Plan Document, or the Asset Sale;

(xvi)

to issue such orders in aid of execution of the Plan as may be authorized by Bankruptcy Code § 1142;

(xvii)

to protect any Person against any Claims or Interests released pursuant to Article IX of the Plan;

(xviii)

as otherwise set forth in the Asset Purchase Agreement, the Global Claims Release and Insurer Settlement Agreement, the AFR Contribution Agreement, and the Settlement Agreement; and

(xix)

to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.

F.

Releases

The Plan provides for the following releases, injunctions, and related matters.

1.

Releases by the Indenture Trustee.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions (including certain monetary contributions), compromises, and efforts of the Defendants and the Defendant Related Parties pursuant to and in connection with the Plan, the Indenture Trustee will forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, against (i) the Defendants, (ii) the Defendant Related Parties, (iii) and/or the Estates to the fullest extent permitted by applicable law, as such law may be extended or interpreted subsequent to the Effective Date.  To the extent the Indenture Trustee receives or becomes entitled to receive any consideration on account of any claim released pursuant to Section 9.5(a) of the Plan from any of the Defendants or the Defendant Related Parties, whether brought by one or more of the Indenture Trustee, the Noteholders, or any other party, it will be deemed to have assigned all of its right, title, and interest in and to such recovery under the Indenture and/or on behalf of the Noteholders to the Defendants and the Defendant Related Parties against whom such consideration is recovered.  Nothing in Section 9.5(a) of the Plan will be deemed to assert or imply any admission of liability on the part of any of the Defendants or the Defendant Related Parties.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions, compromises, and efforts of the Defendant Related Finance Parties pursuant to and in connection with the Plan, the Indenture Trustee will forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for, or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, arising from, concerning in any manner, or affecting the Indenture, the Notes or any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity, or any transaction between or among any of the Defendant Released Parties, against any of the Defendant Related Finance Parties to the fullest extent permitted by applicable law, as such law may be extended or interpreted subsequent to the Effective Date.  To the extent that the Indenture Trustee receives or becomes entitled to receive any consideration on account of any claim released pursuant to Section 9.5(b) of the Plan from any of the Defendant Related Finance Parties, whether brought by one or more of the Indenture Trustee, the Noteholders, or any other party, the Indenture Trustee will be deemed to have assigned all of its right, title, and interest in and to such recovery under the Indenture and/or on behalf of the Noteholders to the Defendant Related Finance Parties against whom such consideration is recovered.  Nothing in Section 9.5(b) of the Plan will be deemed to assert or imply any admission of liability on the part of any of the Defendant Related Finance Parties.

The Plan defines “Defendant Related Parties” as “[c]ollectively, (i) the Defendants’ D&O insurers and reinsurers, affiliates, subsidiaries, parents, present or former shareholders, partners, members, managers, directors, officers, employees, agents, appraisers, advisors, financial advisors, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, and representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns, (ii) the IFG Related Parties, and (iii) the Outside Director Related Parties; provided, however, that no Defendant Related Finance Party will be a Defendant Related Party.”  The Plan in turn defines:  (a) “IFG Related Parties” as “John M. Rudey and his immediate family and affiliated persons and entities (other than any Defendants) and their agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, or representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns; provided, however, that no Defendant Related Finance Party will be an IFG Related Party”; (b) “Outside Director Related Parties” as “Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright, and William A. Wyman and their agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, or representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns; provided, however, that no Defendant Related Finance Party will be an Outside Director Related Party”; and (c) “Defendant Related Finance Parties” as  “[c]ollectively, MBIA, MBIA Inc., BNY Midwest Trust Company in its capacity as trustee under the Yakima Indenture, Autobahn Funding Company LLC and DZ Bank and their affiliates, subsidiaries, and parents and any of their respective present or former shareholders, partners, members, managers, directors, officers, employees, agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, and representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns.”

2.

Releases by the Noteholders.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions (including certain monetary contributions), compromises, and efforts of the Defendants and the Defendant Related Parties pursuant to and in connection with the Plan, each Noteholder will forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, related to, arising from, or concerning in any manner the Indenture, the Notes and any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, against the Defendants, the Defendant Related Parties, and/or the Estates, including the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity, any sale of securities of the Debtors, or any transaction between or among any of the Defendant Released Parties.  To the extent that any Noteholder receives or becomes entitled to receive any consideration on account of any claim released pursuant to Section 9.6(a) of the Plan from any of the Defendants or the Defendant Related Parties, whether brought by one or more Noteholder or by any other party, such Noteholder will be deemed to have assigned all of its right, title, and interest in and to such recovery to the Defendants and the Defendant Related Parties against whom such consideration is recovered.  Nothing in Section 9.6(a) of the Plan will be deemed to assert or imply any admission of liability on the part of any of the Defendants or the Defendant Related Parties.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions, compromises, and efforts of the Defendant Related Finance Parties pursuant to and in connection with the Plan, each Noteholder will forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, related to, arising from, or concerning in any manner the Indenture, the Notes and any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, against the Defendant Related Finance Parties, including the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity, any sale of securities of the Debtors, or any transaction between or among any of the Defendant Released Parties.  To the extent that any Noteholder receives or becomes entitled to receive any consideration on account of any claim released pursuant to Section 9.6(b) of the Plan from any of the Defendant Related Finance Parties, whether brought by one or more of the Noteholders or by any other party, such Noteholder will be deemed to have assigned all of its right, title, and interest in and to such recovery to the Defendant Related Finance Parties against whom such consideration is recovered.  Nothing in Section 9.6(b) of the Plan will be deemed to assert or imply any admission of liability on the part of any of the Defendant Related Finance Parties.

On the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions (including certain monetary contributions), compromises, and efforts of the Defendants and the Defendant Related Parties pursuant to and in connection with the Plan, each Noteholder will be deemed to have (i) consented to the immediate dismissal, with prejudice, of the Actions (with or without approval by the Chancery Court), (ii) consented to the actions to be taken by the Indenture Trustee pursuant to Sections 6.4 and 6.10 of the Plan, and (iii) waived any right to notice under Rule 23.1 of the Delaware Rules of Chancery Court and any other applicable law.

3.

Release by Certain Defendant Released Parties.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors, the Reorganized Debtors, and the Defendant Related Parties under the Plan and the contributions and/or efforts (including certain monetary contributions and forbearance granted) of the Defendant Released Parties, Released Indenture Trustee Parties, and Released Noteholder Parties pursuant to and in connection with the Plan, the Defendant Released Parties, other than the Outside Director Related Parties and the Defendant Related Finance Parties, will forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, including with respect to the Related Action, against any of (i) the Released Indenture Trustee Parties, (ii) the Released Noteholder Parties, or (iii) the Defendant Released Parties, other than the Outside Director Related Parties and Defendant Related Finance Parties (including, with respect to those Defendant Released Parties, the right to contribution or indemnification).  To the extent that any of the Debtors or the Defendant Related Parties receive or become entitled to receive any consideration on account of any claim released pursuant to Section 9.7(a) of the Plan from any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties, whether brought by one or more of the Debtors or the Defendant Related Parties or by any other party, such Debtors or Defendant Related Parties will be deemed to have assigned all of their right, title, and interest in and to such recovery to the Released Indenture Trustee Parties, the Released Noteholder Parties, and the Defendant Released Parties, as the case may be, against whom such consideration is recovered.  Nothing in Section 9.7(a) of the Plan will be deemed to assert or imply any admission of liability on the part of any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions and/or efforts (including certain forbearance granted) of the Outside Director Related Parties and the Defendant Related Finance Parties pursuant to and in connection with the Plan, the Defendant Released Parties, other than the Outside Director Related Parties and the Defendant Related Finance Parties, will forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, arising from, concerning in any manner, or affecting the Indenture, the Notes or any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, or any transaction between or among any of the Defendant Released Parties arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, including with respect to the Related Action, against any of the Outside Director Related Parties or the Defendant Related Finance Parties (including the right to contribution or indemnification).  To the extent that any of the Debtors or the Defendant Related Parties receive or become entitled to receive any consideration on account of any claim released pursuant to Section 9.7(b) of the Plan from any of the Outside Director Related Parties or the Defendant Related Finance Parties, whether brought by one or more of the Debtors or the Defendant Related Parties or by any other party, such Debtors or Defendant Related Parties will be deemed to have assigned all of their right, title, and interest in and to such recovery to the Outside Director Related Parties or the Defendant Related Finance Parties, as the case may be, against whom such consideration is recovered.  Nothing in Section 9.7(b) of the Plan will be deemed to assert or imply any admission of liability on the part of any of the Outside Director Related Parties or the Defendant Related Finance Parties.

4.

Release by the Outside Director Related Parties.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions and/or efforts (including certain monetary contributions and forbearance granted) of the Defendant Released Parties, Released Indenture Trustee Parties, and Released Noteholder Parties pursuant to and in connection with the Plan, the Outside Director Related Parties will forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, arising from, concerning in any manner, or affecting the Indenture, the Notes or any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, or any transaction between or among any of the Defendant Released Parties arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, including with respect to the Related Action, against any of (i) the Released Indenture Trustee Parties, (ii) the Released Noteholder Parties, or (iii) the Defendant Released Parties (including the right to contribution or indemnification).  To the extent that any of the Outside Director Related Parties receive or become entitled to receive any consideration on account of any claim released pursuant to Section 9.8 of the Plan from any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties, whether brought by one or more of the Outside Director Related Parties or by any other party, such Outside Director Related Parties will be deemed to have assigned all of their right, title, and interest in and to such recovery to the Released Indenture Trustee Parties, the Released Noteholder Parties, and the Defendant Released Parties, as the case may be, against whom such consideration is recovered.  Nothing in Section 9.8 of the Plan will be deemed to assert or imply any admission of liability on the part of any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties.

The Plan defines “Released Indenture Trustee Parties” as “[c]ollectively, the Indenture Trustee, individually and in its representative capacity, and its affiliates, subsidiaries, or parents, present or former shareholders, partners, members, managers, directors, officers, employees, agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, or representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns; provided, however, that no Defendant Related Finance Party will be a Released Indenture Trustee Party.”  The Plan defines “Released Noteholder Parties” as “[c]ollectively, the Noteholders and their respective affiliates, subsidiaries, or parents, present or former shareholders, partners, members, managers, directors, officers, employees, agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, or representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns; provided, however, that no Defendant Related Finance Party will be a Released Noteholder Party.’

5.

Release by the Defendant Related Finance Parties.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions and/or efforts (including certain monetary contributions and forbearance granted) of the Defendant Released Parties, Released Indenture Trustee Parties, and Released Noteholder Parties pursuant to and in connection with the Plan, the Defendant Related Finance Parties will forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, arising from, concerning in any manner, or affecting the Indenture, the Notes or any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, or any transaction between or among any of the Defendant Released Parties arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, including with respect to the Related Action, against any of (i) the Released Indenture Trustee Parties, (ii) the Released Noteholder Parties, or (iii) the Defendant Released Parties (including the right to contribution or indemnification); provided, however, that in no event will the provisions of Section 9.9 of the Plan release any party or other entity granted a release pursuant thereto from any obligations under the Yakima Indenture or the Transaction Documents (as defined in the Yakima Indenture), including any obligations that by their terms survive the satisfaction and discharge thereof.  To the extent that any of the Defendant Related Finance Parties receive or become entitled to receive any consideration on account of any claim released pursuant to Section 9.9 of the Plan from any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties, whether brought by one or more of the Defendant Related Finance Parties or by any other party, such Defendant Related Finance Parties will be deemed to have assigned all of their right, title, and interest in and to such recovery to the Released Indenture Trustee Parties, the Released Noteholder Parties, and the Defendant Released Parties, as the case may be, against whom such consideration is recovered.  Nothing in Section 9.9 of the Plan will be deemed to assert or imply any admission of liability on the part of any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties.

6.

Injunction Related to Releases.

The Confirmation Order will permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to the Plan (including the releases set forth in Article IX of the Plan and described above).

7.

Exculpation.

No party granted a release pursuant to Article IX of the Plan will have or incur, and each such party hereby is exculpated from, any liability to any Person for any act taken or not taken or any omission in connection with, arising from or relating to these Cases (and the commencement thereof); the Disclosure Statement, the Plan, the Asset Purchase Agreement, or the formulation, negotiation, preparation, dissemination, implementation, or administration of any of the foregoing documents; the solicitation of votes in connection with confirmation of the Plan; the Plan Documents; the confirmation and/or consummation of the Plan; any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan; any other act taken or omitted to be taken in connection with, or in contemplation of, any of the restructuring or other transactions contemplated by the Plan; and the property to be distributed or otherwise transferred under the Plan; provided, however, that the provisions of Section 9.11 of the Plan will not exculpate or release any party granted a release pursuant to Article IX of the Plan from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted willful misconduct or gross negligence; provided further, however, that nothing in Section 9.11 of the Plan will exculpate or release any party granting releases from its obligations arising under confidentiality agreements and common interest agreements or arising under the Plan.  Each party granting releases will be entitled reasonably to rely upon the advice of counsel with respect to its duties and responsibilities under the Plan, and will be fully protected in acting or refraining from acting in accordance with such advice.

The Debtors believe that the foregoing exculpation provision and the protections afforded thereby are common and widely-accepted in cases of this size and complexity.  Absent this provision, the Debtors are concerned that the threat of potential lawsuits might hinder the Released Parties’ ability to fully focus their attentions on these Cases.  The Debtors believe that it is particularly appropriate in the context of these Cases that these parties be afforded the foregoing protections.

G.

Risk Factors

1.

Consequences if the Plan is Not Confirmed or the Conditions to Effectiveness Are Not Satisfied.

There can be no assurance that the Plan as proposed will be approved by the requisite number of Holders or amounts of Claims or by the Bankruptcy Court.  In particular, while the Bankruptcy Code defines acceptance of a plan of reorganization by a class of claims as acceptance by the creditors holding a majority in number and at least two-thirds in amount of the allowed claims of that class that have actually been voted on such plan, the Support and Lock-Up Agreement was entered into by holders of fewer than 50% of the total number of holders of the Notes, and those holders collectively own or manage less than 66 2/3% of the outstanding amount of the Notes.  See Section X.F below entitled “Acceptance of the Plan.”  Similarly, in the event that any impaired Class or Classes vote(s) to reject the Plan, there can be no assurance that the Debtors will be able to obtain confirmation of the Plan under the Bankruptcy Code’s so-called “cram-down” provisions.  See Section X.G. below entitled “Confirmation Without Acceptance By All Impaired Classes.”

In the event the Plan is not confirmed within the exclusive time period allotted by the Bankruptcy Code and the Bankruptcy Court’s orders for the Debtors to propose and confirm the Plan, any other party-in-interest may propose a plan of reorganization, and subsequent plans may be proposed and approved by the requisite majorities and be confirmed by the Bankruptcy Court.  Notwithstanding Bankruptcy Court approval, it is possible that the Plan may not be consummated because of other external factors that may adversely affect the Debtors and their business.

Specifically, even if the Debtors obtain the requisite acceptances to confirm the Plan and/or the requirements for a “cram down” are met with respect to any impaired Class that has rejected the Plan, there can be no assurance that the Bankruptcy Court will confirm the Plan.  Pursuant to § 1128(b) of the Bankruptcy Code, any party-in-interest, including the United States Trustee, any creditor, and any equity holder, has the right to be heard by the Bankruptcy Court on any issue in these Cases.  It is possible that such a party-in-interest could challenge, among other things, the terms of the Plan or the adequacy of the time period allotted under this solicitation for considering whether to accept or to reject the Plan (the “Solicitation”).  Even if the Bankruptcy Court were to determine that the Solicitation was proper, it could still decline to confirm the Plan if it were to find that any statutory condition for confirmation had not been met.  Bankruptcy

Code § 1129 sets forth the requirements for confirmation.  While the Debtors believe that the Plan complies with all of the confirmation requirements, there can be no assurance that the Bankruptcy Court will reach the same conclusion.  A party-in-interest may also object to the classification or treatment of any claim or interest and might succeed in persuading the Bankruptcy Court that the classification or treatment of such claim or interest provided by the Plan is improper.  In such event, it is the present intention of the Debtors to modify the Plan to provide for whatever reasonable classification or treatment (subject to the terms and conditions of Plan Article X) may be required by the Bankruptcy Court for confirmation of the Plan and to use the votes received pursuant to the Solicitation for the purpose of obtaining the approvals of the affected class or classes.  However, the reclassification mandated by the Bankruptcy Court might render such course of action impossible, and the Debtors could then be forced to conduct a new solicitation of acceptances of the Plan, as modified.

The confirmation and effectiveness of the Plan are also subject to certain conditions.  See Section X.L below entitled “Confirmation of the Plan -- Conditions to Effectiveness.”  There can be no assurance that these conditions to confirmation and effectiveness of the Plan will be satisfied, or if not satisfied, that the Debtors be able to waive and will waive such conditions.  In particular, the Plan is premised on the consummation of the transactions contemplated to occur on the Closing Date under the Asset Purchase Agreement and on the Debtors’ ability to obtain the Additional Funding.  There can be no assurance that the transactions contemplated to occur on the Closing Date under the Asset Purchase Agreement will be consummated and/or that the Debtors will be able to obtain the Additional Funding, in which case the Plan may not be able to be consummated.

Finally, there can be no assurance that modifications of the Plan will not be required for its confirmation, or that such modifications will not require resolicitation of acceptances from one or more classes of impaired claims.

2.

Confirmation of Modified Plan.

Although the Debtors believe that each of the provisions of the Plan is appropriate and legally valid in the context of these Cases, it is possible that one or more of such provisions may be subject to potential challenge and that the Plan, as confirmed, may differ in one or more material respects from the existing version of the Plan.

IX.     CONFIRMATION OF THE PLAN

As discussed further below, the Bankruptcy Court will determine the Confirmation Hearing whether the following requirements for confirmation, set forth in Bankruptcy Code § 1129, have been satisfied:

(a)

The Plan complies with the applicable provisions of the Bankruptcy Code.

(b)

The Debtors have complied with the applicable provisions of the Bankruptcy Code.

(c)

The Plan has been proposed in good faith and not by any means forbidden by law.

(d)

Any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, these Cases, or in connection with the Plan and incident to these Cases, has been approved by, or its subject to the approval of, the Bankruptcy Court as reasonable.

(e)

The Debtors have disclosed (i) the identity and affiliations of (x) the individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Reorganized Debtors, (y) any Affiliate of the Debtors participating in a joint plan with the Debtors, or (z) any successor to the Debtors under the Plan (and the appointment to, or continuance in, such office of such individual(s) is consistent with the interests of Creditors and Interest Holders and with public policy) and (ii) the identity of any insider that will be employed or retained by the Debtors and the nature of any compensation for such insider.

(f)

With respect to each Class of Claims or Interests, each impaired Creditor and impaired Interest Holder (if any) either has accepted the Plan or will receive or retain under the Plan on account of the Claims or Interests held by such entity, property of a value, as of the Effective Date, that is not less than the amount that such entity would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code.  See Section X.L below entitled “Best Interests Test.”

(g)

The Plan provides that Administrative Claims and Priority Claims other than Tax Claims will be paid in full on the Effective Date and that Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding five years after the Petition Date, and in a manner not less favorable than the most favored nonpriority unsecured claim provided for in the Plan, except to the extent that the Holder of any such Claim has agreed to a different treatment.

(h)

If a Class of Claims is impaired under the Plan, at least one Class of impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by insiders holding Claims in such Class.

(i)

Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan unless such liquidation or reorganization is proposed therein, as the Plan does.  See Section X.H below entitled “Feasibility Test.”

(j)

The Plan provides for the continuation after the Effective Date of all retiree benefits, if any, at the level established pursuant to Bankruptcy Code § 1114(e)(1)(B) or 1114(g) at any time prior to confirmation of the Plan for the duration of the period the Debtors have obligated themselves to provide such benefits.

(k)

If the Debtors are required by a judicial or administrative order, or by statute, to pay a domestic support obligation, they have paid all amounts payable under such order or such statute for such obligation that first become payable after the Petition Date.

(l)

In a case in which the debtor is an individual and in which the holder of an allowed unsecured claim objects to the confirmation of the plan (i) the value, as of the effective date of the plan, of the property to be distributed under the plan on account of such claim is not less than the amount of such claim; or (ii) the value of the property to be distributed under the plan is not less than the projected disposable income of the debtor (as defined in Bankruptcy Code § 1325(b)(2)) to be received during the 5-year period beginning on the date that the first payment is due under the plan, or during the period for which the plan provides payments, whichever is longer.

(m)

All transfers of property of the Plan are made in accordance with any applicable provisions of nonbankruptcy law that govern the transfer of property by a corporation or trust that is not a moneyed, business, or commercial corporation or trust.

The Debtors believe that all of the requirements of Bankruptcy Code § 1129 are met.  Among other things, the Debtors believe that, upon receipt of the votes required to confirm the Plan, the Plan will satisfy all the statutory requirements of Chapter 11, and the Debtors have complied or will have complied with all of the requirements of Chapter 11.

B.

Solicitation of Votes

Any Creditor in the Voting Classes (Classes 3A and 3B) who is the Holder of an Allowed Claim is entitled to vote on the Plan, unless such Claim has otherwise been disallowed for voting purposes by the Bankruptcy Court.  A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that an acceptance or rejection was not solicited or procured or made in good faith or in accordance with the provisions of the Bankruptcy Code.  For a more complete description of voting procedures and the Voting Record Date with respect to Holders of Class 3A or Class 3B Claims, see Section III above entitled “Voting Instructions.”

C.

Confirmation Hearing

The Bankruptcy Code requires that the Bankruptcy Court hold a hearing on Confirmation of the Plan after all Ballots have been cast.  The Confirmation Hearing has been scheduled for [______, 2006 at ______] (Eastern Time).  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjournment made at the initial Confirmation Hearing or at any subsequently scheduled Confirmation Hearing.  At the Confirmation Hearing, the Bankruptcy Court will (i) determine whether the Plan has been accepted by the requisite majorities of each Voting Class, (ii) hear and decide any objections to the Plan or to confirmation of the Plan, (iii) determine whether the Plan meets the requirements of the Bankruptcy Code, and (iv) confirm or not confirm the Plan.

Any Creditor or other party-in-interest who wishes to object to Confirmation of the Plan must file, on or before 5:00 PM (Eastern Time) on ______, 2006, a written objection or response with the Clerk of the Bankruptcy Court, United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware  19801, and serve copies on (a) counsel to the Debtors: (1) Ashby & Geddes, P.A., 222 Delaware Avenue, Wilmington, Delaware  19899 (Attention:  William P. Bowden, Esq., and Don A. Beskrone, Esq.) and (2) Dechert LLP, 30 Rockefeller Plaza, New York, New York  10112 (Attention:  Glenn E. Siegel, Esq., and David C. McGrail, Esq.); (b) the Office of the United States Trustee for the District of Delaware, 844 King Street Suite 2207, Lockbox 35, Wilmington, Delaware  19801 (Attention:  ______, Esq.); and (c) Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota  55402-3901 (Attention:  Michael B. Fisco, Esq.).  Any objection or response must be timely filed and served in order to enable the Creditor, Interest Holder, or other party-in-interest to be heard at the Confirmation Hearing.  All objections must state with particularity the grounds therefor.  Any objection or response must be timely filed and served in order to enable the Creditor, Interest Holder, or other party-in-interest to be heard at the Confirmation Hearing.

D.

Classification

The Debtors are required under Bankruptcy Code § 1123 to classify the Claims and Interests of their Creditors and Interest Holders into Classes that contain Claims and Interests that are substantially similar to the other Claims or Interests in such Class.  While the Debtors believe that the proposed classification and treatment of Claims and Interests is in compliance with the provisions of Bankruptcy Code § 1123 and is supported by prevailing case law, the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed.

ANY RECLASSIFICATION OF CLAIMS OR INTERESTS REQUIRED BY THE BANKRUPTCY COURT COULD ADVERSELY AFFECT THE CLASS IN WHICH SUCH CLAIM OR INTEREST WAS INITIALLY CLASSIFIED OR ANY OTHER CLASSES UNDER THE PLAN BY CHANGING THE COMPOSITION OF SUCH CLASSES AND THE REQUIRED VOTE THEREFOR FOR APPROVAL OF THE PLAN.  FURTHERMORE, A RECLASSIFICATION OF CLAIMS OR INTERESTS AFTER APPROVAL OF THE PLAN COULD NECESSITATE THE RESOLICITATION OF A COMPLETELY NEW PLAN OF REORGANIZATION.

E.

Impairment

As a condition to Confirmation, the Bankruptcy Code requires that each class of Claims or Interests that is impaired under the Plan accept the Plan, with the exception described in Section G hereof.  A Class that is not “impaired” under the Plan is deemed to have accepted the Plan and, therefore, solicitation of acceptances with respect to such Class is not required.  A Class is “impaired” unless the Plan (a) leaves unaltered the legal, equitable, and contractual rights to which the Claim or Interest entitles the Holder of such Claim or Interest or (b) cures any default that occurred before or after the commencement of Chapter 11 cases (other than defaults of a kind specified in Bankruptcy Code § 365(b)(2) or of a kind that Bankruptcy Code § 365(b)(2) expressly does not require to be cured), reinstates the original maturity of the Claim or Interest, compensates the Holder for any damages incurred as a result of any reasonable reliance by such Holder on any contract provision that entitled the Holder to demand or receive accelerated payment of the Claim, if such Claim or Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from a failure to operate a nonresidential real property lease subject to Bankruptcy Code § 365(b)(1)(A), compensating the Holder of such Claim (other than either of the Debtors or an insider) for actual pecuniary loss incurred by such Holder as a result of such failure, and does not otherwise alter the legal, equitable, or contractual rights to which the Claim or Interest entitles the Holder thereof.

F.

Acceptance of the Plan

Classes 1, 2, and 5 are unimpaired, and therefore, the Holders of Allowed Claims and Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code § 1126(f).

Classes 3A, 3B, and 4 are impaired.  The Holders of Allowed Claims in Classes 3A and 3B are entitled to vote to accept or to reject the Plan.  Holders of Allowed Intercompany Claims in Class 4 will receive no distribution under the Plan other than as may be set forth in Section 5.4 of the Plan; therefore, the Holders of Claims in that Class are deemed to have rejected the Plan and, pursuant to Bankruptcy Code § 1126(g), are not entitled to vote to accept or reject the Plan.

Chapter 11 does not require that each holder of a claim against or an interest in a debtor vote in favor of a plan of reorganization for the Bankruptcy Court to confirm such a plan.  The Bankruptcy Code defines acceptance of a plan of reorganization by a class of claims as acceptance by the creditors holding a majority in number and at least two-thirds in amount of the allowed claims of that class that have actually been voted on such plan.  The Bankruptcy Code defines acceptance of a plan of reorganization by a class of interests as acceptance by the holders of at least two-thirds in amount of the allowed interests in that class that have actually been voted on the plan.  Accordingly, claims that are not voted will not be counted to determine whether the requisite acceptances have been obtained with respect to the Plan.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT, EACH HOLDER OF A CLAIM OR INTEREST IN A CLASS WILL RECEIVE, ON ACCOUNT OF SUCH CLAIM OR INTEREST, THE SAME TREATMENT AS THE OTHER MEMBERS OF SUCH CLASS (SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN), WHETHER OR NOT SUCH HOLDER VOTED TO ACCEPT THE PLAN.  MOREOVER, UPON CONFIRMATION, THE PLAN WILL BE BINDING ON ALL CREDITORS AND INTEREST HOLDERS REGARDLESS OF WHETHER SUCH CREDITORS OR INTEREST HOLDERS VOTED TO ACCEPT THE PLAN.

A vote to reject the Plan can only occur by proper submission of a duly executed Ballot.  A vote to accept the Plan can only occur by proper submission of a duly executed Ballot or by submission of a Ballot either indicating a vote both to accept or to reject the Plan or indicating no choice.  Failure of a Holder to return the Ballot does not constitute a vote to accept or to reject the Plan by that Holder.

G.

Confirmation Without Acceptance by All Impaired Classes

In the event that any impaired class or classes reject(s) a plan of reorganization,  Bankruptcy Code § 1129(b) provides that, as long as at least one impaired class has accepted the plan (without counting the votes of any insiders in such class), a debtor may nevertheless seek and obtain confirmation of the plan.  As set forth above, 42 holders of Notes, or their respective affiliates, that collectively own or manage $158.3 million (or approximately 70.4%) of the outstanding principal amount of the Notes have signed the Support and Lock-Up Agreement by which they have agreed, among other things, to vote in favor of the Plan.  In addition, the Indenture Trustee has signed the Settlement Agreement pursuant to which it has agreed to support the Plan.  Accordingly, the Debtors have reason to believe that Class 3B, which includes all Notes Claims and is impaired, will vote, as a Class, to accept the Plan in accordance with Bankruptcy Code § 1126.  In addition, the Debtors are hopeful that Class 3A will also vote, as a Class, to accept the Plan in accordance with Bankruptcy Code § 1126.  Thus, the Debtors anticipate that at least one (if not more) impaired Class of Claims will accept the Plan in accordance with Bankruptcy Code § 1126, such that the requirements of Bankruptcy Code § 1129(b)(1) will be met.

To obtain confirmation under these so-called “cram-down” provisions of Bankruptcy Code § 1129(b), it must also be demonstrated to the Bankruptcy Court that the plan does not “discriminate unfairly” and is “fair and equitable” with respect to any dissenting class.

The “unfair discrimination” test requires, among other things, that the plan may only treat similar claims differently if there is a reasonable basis for such disparate treatment.

The Bankruptcy Code has established different “fair and equitable” tests for secured creditors, unsecured creditors, and equity holders.  The respective tests in relevant part are as follows:

1.

Secured Creditors.

Either (i) each impaired secured creditor of the rejecting class (A) retains its liens in the collateral securing such creditor’s claim or in the proceeds thereof to the extent of the allowed amount of its secured claim and (B) receives deferred cash payments in at least the allowed amount of its secured claim with the present value on the Effective Date at least equal to such creditor’s interest in its collateral or in the proceeds thereof or (ii) the plan provides each impaired secured creditor with the “indubitable equivalent” of its claim.

2.

Unsecured Creditors.

Either (i) each impaired unsecured creditor of the rejecting class receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class do not receive or retain any property under the plan (sometimes known as the “absolute priority rule”) on account of such junior claim or interest, except in a case in which the debtor is an individual, the debtor may retain property include in the estate under Bankruptcy Code § 1115, subject to the requirements of Bankruptcy Code § 1129(a)(14).

3.

Equity Holders.

Either (i) each equity holder of the rejecting class receives or retains under the plan property of a value equal to the value of such holder’s equity interest or (ii) the holders of interests that are junior to the interests of such rejecting class do not receive or retain any property under the plan on account of such junior interest.

If all applicable requirements for confirmation of the Plan are met as set forth in Bankruptcy Code § 1129(a)(1)-(16), except subsection (8) thereof, the Debtors intend to request that the Bankruptcy Court confirm the Plan pursuant to Bankruptcy Code § 1129(b), notwithstanding the requirements of Bankruptcy Code § 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any dissenting, impaired class.  In particular, the treatment of any rejecting classes or adversely affected classes will be modified and amended from that set forth in the Plan, even if less favorable, to the minimum treatment necessary to meet the requirements of Bankruptcy Code § 1129(a) and (b).  These modifications may include, but will not be limited to, cancellation of all amounts otherwise payable under the Plan to the rejecting classes and to junior classes affected thereby (even if such classes previously accepted the Plan) consistent with Bankruptcy Code § 1129(b)(2)(B)(ii) and 1129(b)(2)(C)(ii).

No party-in-interest, however, will be deemed to waive any right to object to such modification(s) or to cast a new Ballot with respect to the Plan, which is granted or provided for under the Bankruptcy Code or Bankruptcy Rule.

IN THE EVENT THAT, FOLLOWING THE REJECTION OF THE PLAN BY AN IMPAIRED CLASS OR CLASSES, AT THE ELECTION OF THE DEBTORS, THE PLAN IS MODIFIED AS DESCRIBED ABOVE (AND IN CONFORMITY WITH ARTICLE X THEREOF), AND THE PLAN AS MODIFIED IS CONFIRMED BY THE BANKRUPTCY COURT, THE REJECTING CLASS OR CLASSES AND ANY CLASS JUNIOR TO SUCH CLASS OR CLASSES COULD BE TREATED LESS FAVORABLY THAN AS CURRENTLY PROVIDED IN THE PLAN, INCLUDING RETAINING NO PROPERTY AND RECEIVING NO DISTRIBUTION UNDER THE PLAN.

THE DEBTORS BELIEVE THAT THE PLAN DOES NOT DISCRIMINATE UNFAIRLY WITH RESPECT TO ANY CLASS AND IS FAIR AND EQUITABLE WITH RESPECT TO EACH IMPAIRED CLASS.  THEREFORE, THE DEBTORS INTEND TO SEEK CONFIRMATION OF THE PLAN EVEN IF FEWER THAN THE REQUISITE NUMBER OF FAVORABLE VOTES ARE OBTAINED FROM EITHER VOTING CLASS.

H.

Feasibility Test

The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors.  Because (1) the Plan entails the liquidation of all of IFG’s Assets and provides sufficient cash reserves to distribute appropriate cash payments to each allowed claim in each Class to the extent of available assets, (2) the Purchaser has the financial wherewithal to consummate the Asset Purchase Agreement, and (3) the Contributor has the financial wherewithal to provide the contribution required by the Outside Contribution Agreement, the Debtors believe that the Plan is feasible and that the Reorganized Debtors will be able to satisfy all of their obligations under the Plan.

I.

Best Interests Test

Under the Bankruptcy Code, confirmation of a plan requires that each creditor or equity holder in an impaired class either accept the plan or receive or retain under the plan property of a value, as of the effective date, that is not less than the value such creditor or equity holder would receive or retain if the debtor were liquidated under Chapter 7.

To decide what the holders of claims and interests in each impaired class would receive if a debtor were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from a liquidation of the assets of the debtor in the context of a hypothetical liquidation case under Chapter 7.  Such determination must take into account the fact that secured claims, the costs and expenses of liquidation, and any costs and expenses resulting from the original reorganization case would have to be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition unsecured claims and interests.

To determine if a plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the hypothetical liquidation of the assets and properties of the debtor (after subtracting the amounts attributable to secured claims and costs and expenses of these Cases) must be compared to the present value of the consideration offered to such classes under the plan.

After consideration of the effect that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to Holders of Claims and Interests, including (1) the costs and expenses of liquidation under Chapter 7 arising from fees payable to a bankruptcy trustee (up to three percent of total proceeds) and the attorneys and other professionals such trustee might engage, (2) the delay that would be associated with a liquidation under Chapter 7 (as opposed to the expeditious liquidation contemplated by the Plan ), (3) that the Additional Funding would not be available in a Chapter 7 context, (4) the erosion of the value of the Debtors’ assets in the context of an expedited liquidation required under Chapter 7 and the “fire sale” atmosphere that would prevail, (5) the application of the absolute priority rule to distributions in a Chapter 7 liquidation, and (6) the loss of the value of the Debtors as a going concern, the Debtors have determined that confirmation of the Plan will provide each Holder of a Claim in an impaired class with a greater recovery than such Holder would receive pursuant to a Chapter 7 liquidation of the Debtors, as set forth in greater detail in the hypothetical liquidation analysis attached hereto as Exhibit F.

J.

Amendments to or Modifications of the Plan

Bankruptcy Code § 1127 allows a debtor to amend its plan at any time prior to its confirmation.  If a debtor files a modification of a plan with the Bankruptcy Court, the plan, as modified, would become the plan.  If circumstances so warrant, a debtor may modify its plan after the confirmation but prior to substantial consummation of the plan.  After notice and hearing, however, the Bankruptcy Court would then have to confirm the plan as modified.  The Debtors reserve the right to alter, amend, or modify the Plan prior to or after the entry of the Confirmation Order, in accordance with Bankruptcy Code § 1127 and/or Bankruptcy Rule 3019 so long as such alteration, amendment, or modification is not materially adverse to the treatment, claims, rights, or interests of the Noteholders and the Indenture Trustee (except as may be otherwise agreed to by the Indenture Trustee on behalf of the Noteholders).  Under the Bankruptcy Rules, any amendments or modifications of the Plan may be approved by the Bankruptcy Court at confirmation without resolicitation of the votes of the members of any class whose treatment is not adversely affected by such amendment or modification.

After confirmation, the Debtors and any other party-in-interest may institute proceedings in the Bankruptcy Court to remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order in such manner as may be necessary to carry out the intents and purposes of the Plan so long as the holders of claims and interests are not adversely affected and prior notice of such proceeding is served in accordance with Bankruptcy Rules 2002 and 9014.

K.

Conditions to Confirmation of the Plan

Confirmation of the Plan will not occur unless and until the following conditions have been (i) satisfied or (ii) modified pursuant to Section 8.3 of the Plan: (a) the Bankruptcy Court will have entered an order approving the Disclosure Statement as containing adequate information pursuant to Bankruptcy Code § 1125, and such order will not have been reversed, stayed, amended, or modified in any manner adverse to the Debtors or their Estates, and (b) the Confirmation Order will be acceptable, in form and substance, to the Debtors and the Indenture Trustee.

L.

Conditions to Effectiveness

Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date will not occur, and the Plan will not be binding on any Person, unless and until each of the following conditions has been (a) satisfied or (b) waived or modified pursuant to Section 8.3 of the Plan:

(i)

The Confirmation Order (i) has been entered on the docket by the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtors and the Indenture Trustee and (ii) has not been reversed, stayed, amended, or modified in any manner adverse to the Debtors, their Estates, the Indenture Trustee, or the Noteholders;

(ii)

The Plan Documents and all other documents provided for under, and reasonably necessary to effectuate the terms of, and actions contemplated under, the Plan (including the Asset Purchase Agreement, the Global Claims Release and Insurer Settlement Agreement, and the AFR Contribution Agreement), are in form and substance acceptable to the Debtors and have been executed and delivered by the parties thereto, unless such execution or delivery has been waived in writing by the parties benefited by such documents;

(iii)

All authorizations, consents, and regulatory approvals required (if any) in connection with the effectiveness of the Plan has been obtained;

(iv)

The Asset Sale has been consummated;

(v)

The Debtors have obtained the Additional Funding;

(vi)

The distribution of Cash provided for under Section 5.3 of the Plan on account of the Allowed Notes Claims will be made to the Indenture Trustee for further distribution to the Holders of Allowed Notes Claims;

(vii)

The Indenture Trustee will have delivered to the Escrow Agent the papers required to be delivered pursuant to Section 6.4 thereof;

(viii)

The MBIA Debt has been satisfied in full in accordance with its terms; and

(ix)

The Preferred LLC Interest, any and all options, warrants, or other rights to acquire any Preferred LLC Interest, and any and all other interests of IFG in AFR will have been cancelled and will be deemed terminated and of no force and effect.

If the Effective Date (a) does not occur for any reason within one hundred and eighty (180) days following the entry of the Confirmation Order or (b) if on or before one hundred and eighty (180) days following the entry of the Confirmation Order, either (i) the Debtors and the Indenture Trustee agree or (ii) the Bankruptcy Court determines in an order, that one or more of the conditions to effectiveness set forth in Section 8.2 of the Plan will not be satisfied within such one hundred and eighty (180) day period, then the Plan and the Confirmation Order will immediately, upon such applicable date, be deemed null and void and, in such event, nothing contained herein or therein will be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings (whether or not such proceedings involve either of the Debtors).  If the Confirmation Order is vacated or revoked, the Plan will be null and void ab initio in all respects, and, without limiting the generality of the foregoing, nothing contained in the Plan or the Disclosure Statement will: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors or other parties-in-interest; or (3) constitute an admission, acknowledgement, offer, or undertaking by the Debtors in any respect.

M..

Waiver or Modification of Conditions

The Debtors may, but will have no obligation, to waive or modify in writing, at any time, any of the conditions set forth in Article VIII of the Plan, except for those set forth in Sections 8.2(a), (d)-(h) of the Plan, without notice, without leave of or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.

N.

Effects of Plan Confirmation

1.

Vesting of Property.

Except as otherwise provided in the Plan, the Plan Documents, or the Confirmation Order, upon the Effective Date, but retroactive to the Confirmation Date, (a) the Reorganized Debtors will continue to exist as separate corporate entities (except in the case of any Dissolved Entity, which will continue to exist as a separate corporate entity only until the effective date of the dissolution thereof in accordance with the provisions of applicable state corporate law) with all the powers of limited liability companies or corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all Assets of the respective Debtors, wherever situated, will vest in the applicable Reorganized Debtor, subject to the provisions of the Asset Purchase Agreement, any other Plan Document, the Plan, and the Confirmation Order.  After the Effective Date, but retroactive to the Confirmation Date, all property retained by the Reorganized Debtors pursuant hereto will be free and clear of all Claims, debts, Liens, security interests, obligations, encumbrances, and interests of Creditors and Interest Holders of the Debtors and all other Persons, except for the obligation to perform according to the Plan and the Confirmation Order, and except for the respective claims, debts, Liens, security interests, encumbrances, and interests of those Holders of Allowed Class 2 Claims whose Secured Claims the applicable Debtor satisfies in a manner provided for under Section 4.3 of the Plan.

2.

Non-Discharge and Injunction

Pursuant to Bankruptcy Code § 1141(d)(3), the Confirmation Order will not discharge any Claims against the Debtors.  However, no Creditor or Interest Holder of the Debtors nor any other Person may receive any payment from the Debtors, the Estates, the Reorganized Debtors, or the Assets, or seek recourse against, the Debtors, the Estates, the Reorganized Debtors, or any of the Assets that are to be distributed under the terms of the Plan, except for those distributions expressly provided for under the Plan.  All Persons are precluded from asserting, against any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, Causes of Action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, other than as expressly provided for in the Plan or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code § 501; (b) a Claim based upon such debt is allowed under Bankruptcy Code § 502; or (c) the Holder of a Claim based upon such debt has accepted the Plan.  Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Claims and Interests arising prior to the Effective Date will be permanently barred and enjoined from asserting against the Debtors, the Estates, the Reorganized Debtors, their successors, or the Assets, any of the following actions on account of such Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of the property to be distributed under the terms of the Plan, other than as permitted under subclause (a) above; (c) creating, perfecting, or enforcing any Lien or encumbrance against any property to be distributed under the terms of the Plan; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors or the Reorganized Debtors, the Assets or any other property of the Debtors or the Reorganized Debtors, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

X.   ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the theoretical alternatives include, in addition to dismissal of these Cases: (i) continuation of these Cases; (ii) preparation and presentation of an alternative plan of reorganization; and (iii) liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.

A.

Continuation of these Cases

The filing of these Cases by the Debtors and the publicity attendant thereto might have adversely affected the Debtors’ and their Affiliates’ business.  Indeed, if the Debtors remain in Chapter 11 for a prolonged period, they could continue to operate their business and manage their properties as debtors-in-possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code.  It is not clear whether the Debtors could survive as a going concern in further protracted Chapter 11 cases.  The Debtors could have difficulty sustaining the high costs and the erosion of customer confidence that may be caused if they remain in bankruptcy for an extended period, and their ability timely to consummate the Asset Sale with the Purchaser may be jeopardized.  Ultimately, there could be no assurance that the Debtors (or, if exclusivity were terminated, other parties-in-interest) would not be forced to liquidate under Chapter 7.

B.

Alternative Plans of Reorganization

After the expiration of the period during which only the Debtors may file a plan of reorganization and solicit acceptances thereof, the Debtors or any other party-in-interest could propose a different plan.  Such an alternative plan might involve either a reorganization and continuation of the Debtors’ business, an orderly liquidation of the Debtors’ assets, or some combination thereof.  It is possible that, prior to the expiration of the current exclusivity period, the Debtors may file a motion to extend the period during which the Debtors alone may file a plan and/or solicit acceptances thereof.

In formulating and developing the Plan, the Debtors have explored other alternatives and engaged in an extensive negotiation process with the Indenture Trustee and certain holders of the Notes, among other parties.  The Debtors believe not only that the Plan, as described herein, fairly adjusts the rights of various classes of Creditors and enables them to realize the best possible recovery under the circumstances by incorporating the Asset Sale and enabling the Debtors to obtain the Additional Funding and to resolve the Action in a timely and consensual manner, but also that rejection of the Plan in favor of some theoretical alternative method of reconciling the Claims and Interests of the various Classes will require, at the very least, an extensive and time-consuming negotiation process which will not result in a better recovery for any Class.  During any protracted process, the Debtors would inevitably incur substantial administrative expenses and costs in connection with the operation of their business, which would be a financial drain on the Debtors.

C.

Liquidation Under Chapter 7

If no plan can be confirmed, the Debtors’ Chapter 11 Cases may be converted to cases under Chapter 7, in which one or more trustees would be appointed or elected to liquidate the Debtors’ assets for distribution to its Creditors in accordance with the priorities established by the Bankruptcy Code.  The Debtors believe that a liquidation under Chapter 7 would result in reduced recovery of funds by the Debtors’ estates.  For a discussion of the effect that a Chapter 7 liquidation would have on the recovery by Creditors, see Section X.L above entitled “Confirmation of the Plan -- Best Interests Tests” and Exhibit F hereto.

XI.     MANAGEMENT

Those director(s) so designated by the IFG Related Parties at or before the Confirmation Hearing will serve on the Reorganized Debtors’ Boards of Directors as of the Effective Date.  No new directors will be appointed with respect to any Dissolved Entity.  The Reorganized Debtors will continue to be managed by the senior managers currently serving in such capacities.  See Section V.C.11.

XII.     CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following summary is a general discussion of certain of the anticipated federal income tax consequences of the Plan.  The summary is based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the “Tax Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority, published rulings, and such other authorities considered relevant now in effect, all of which are subject to change.  The Debtors have not requested a ruling from the Internal Revenue Service (“IRS”), nor have the Debtors obtained an opinion of counsel with respect to these matters.  The federal income tax consequences to any particular Creditor may be affected by matters not discussed below.  Furthermore, the summary does not address all categories of Creditors, some of which (including foreign persons, life insurance companies, banks, tax-exempt organizations, and Creditors that acquired their interests in debt obligations from persons other than the Debtors) may be subject to special rules not addressed herein.  There also may be state, local, or foreign tax considerations applicable to each Creditor or Interest Holder.  THE SUMMARY SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY.  EACH CREDITOR AND INTEREST HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE PLAN UNDER FEDERAL AND APPLICABLE STATE, LOCAL, AND FOREIGN TAX LAWS.

A.

Circular 230 Notice

To ensure compliance with Internal Revenue Service Circular 230, each Creditor is hereby notified that: (a) any discussion of federal tax issues in this Disclosure Statement is not intended or written to be relied upon, and cannot be relied upon by such Creditor, for the purpose of avoiding penalties that may be imposed on such Creditor under the Internal Revenue Code; (b) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances form an independent tax advisor.

B.

Tax Consequences to Creditors

The tax consequences of the Plan to an exchanging Creditor may depend in part on whether the Creditor’s Claim arose from holding a “security” for federal income tax purposes.  A determination as to whether a debt obligation constitutes a security is based upon numerous facts and circumstances surrounding the origin and nature of the obligation.  Corporate debt obligations evidenced by written instruments with maturities, when issued, of less than five years or arising out of the extension of trade credit generally do not constitute securities, whereas corporate debt obligations evidenced by written instruments with original maturities of ten years or more generally constitute securities.  Under such analysis, the Debtors believe that the Notes may constitute securities.  No assurances can be given, however, as to whether the Claims of any Creditor arose from “securities” of the Debtors for federal income tax purposes.  Each Creditor is urged to consult its own tax advisor with respect to this issue.

1.

Payments to Creditors (Other than Payments on Account of Accrued Interest).

Each Creditor will generally recognize taxable income or loss upon satisfaction of its Claim in an amount that is equal to the difference between (a) the amount of Cash received in respect of its Claim, if any (excluding any cash or property received in respect of a Claim for accrued interest - see the section below entitled “Payments to Creditors on Account of Accrued Interest”) and (b) the Creditor’s tax basis in its Claim (other than any Claim for such accrued interest).

The determination of the character of such income or loss as long-term or short-term capital gain or loss or as ordinary income or loss will depend upon a number of factors, including, among other things, the tax status of the Creditor, whether the Claim constitutes a capital asset in the hands of the Creditor, whether the Claim has been held for more than one year, and whether and to what extent the Creditor has previously claimed a loss or bad debt deduction (or charged a reserve for bad debts) with respect to the Claim.

2.

Payments to Creditors on Account of Accrued Interest.

In the case of a cash basis Creditor, any amounts received that are considered allocable to a claim for accrued interest will be includable as interest income.  In the case of an accrual basis Creditor, any amounts received that are considered allocable to a claim for accrued interest will, to the extent not previously included in gross income, be includable as interest income.  Section 6.18 of the Plan provides that all distributions paid to Holders of Claims in satisfaction thereof pursuant to the Plan will be allocated first to the original principal amounts of such Claims (as determined for federal income tax purposes), and, second, to the portion of such Claims representing interest (as determined for federal income tax purposes), and any excess thereafter will be allocated to the remaining portion of such Claims; provided, however, that payments made to holders of the Notes will be allocated in accordance with the terms of the Indenture.

C.

Tax Consequences to the Debtors

The Debtors believe that the Debtors and their members will recognize no taxable income as a result of the payment of Cash in satisfaction of Claims (except to the extent of any gain on transfers of appreciated assets to Creditors in satisfaction of Claims).  Under the cancellation of indebtedness rules of the Tax Code, debts discharged in the context of a bankruptcy proceeding will not result in taxable income, although they will cause the reduction in certain tax attributes of the debtor (and, in the case of a limited liability company, its member), including net operating losses.

Pursuant to Bankruptcy Code § 1146(c), the issuance, transfer, or exchange of any security under the Plan (including under the Asset Purchase Agreement); the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan; and the revesting, transfer, assignment, or sale of any real or personal property of any of the Debtors pursuant to, in implementation of, or as contemplated by the Plan will not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.

XIII.     SECURITIES LAW ISSUES

The Debtors currently file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of the registration of the Notes thereunder.  On the Effective Date, the Notes will be cancelled and will no longer be outstanding.  Following the Effective Date, the Debtors expect to file a Form 15 to terminate their obligations to file reports with the SEC.

XIV.     AVAILABLE INFORMATION

Statements made in this Disclosure Statement as to the contents of any contract, agreement, or other document referred to herein are not necessarily complete.  With respect to each such contract, agreement, or other document that has been attached hereto as an exhibit, reference is made to the appropriate exhibit for a more complete description of the matter involved, and each such statement will be deemed qualified in its entirety by such reference.  Any contract, agreement, or other document that has been referred to or described herein but not otherwise attached as an exhibit may be reviewed at the principal offices of the Debtors, 6400 Highway 66, Klamath Falls, Oregon  97601.

The Debtors are currently subject to the informational and periodic reporting requirements of the Exchange Act.  Accordingly, they have filed periodic reports and other documents and information required under the Exchange Act with the SEC.  Such reports and other documents and information filed by the Debtors may be examined and are also available for inspection without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C.  20549, and are also available for inspection and copying at the regional offices of the SEC located at 233 Broadway, New York, New York  10279, and at 500 West Madison Street, Chicago, Illinois  60661-2511.  The SEC maintains a Web Site (http://www.sec.gov) that contains reports and other information regarding the Debtors.

XV.     RECOMMENDATION

The Debtors believe that confirmation and implementation of the Plan are preferable to any of the alternatives described herein.  The Debtors have also determined that Confirmation of the Plan will provide all Creditors with Allowed Claims in Class 3A and 3B with a greater recovery than they would receive if the Debtors were liquidated under Chapter 7 and each Holder of any other Claim or Interest with a recovery no less than what it would receive if the Debtors were liquidated under Chapter 7 (and, in certain instances, more than what they would receive under such a liquidation).  Any other alternative would cause significant delay and uncertainty, as well as substantial additional administrative costs.  The Indenture Trustee supports confirmation of the Plan, and the Debtors recommend the confirmation and implementation of the Plan.

Dated:  August 18, 2006

INLAND FIBER GROUP, LLC

Debtor and Debtor-in-Possession

      By:

___________________________________

Thomas C. Ludlow

Vice President and Treasurer

FIBER FINANCE CORP.

Debtor and Debtor-in-Possession

      By:

___________________________________

Thomas C. Ludlow

Vice President and Chief Financial Officer

Submitted by:

ASHBY & GEDDES, P.A.

William P. Bowden (I.D. #2553)

Don A. Beskrone (I.D. #4380)

Ricardo Palacio (I.D. #3765)

Amanda M. Winfree (I.D. #4615)

222 Delaware Avenue

Wilmington, Delaware  19899

Telephone:  (302) 654-1888

Facsimile:  (302) 654-2067

- and --

DECHERT LLP

Glenn E. Siegel

Scott M. Zimmerman

David C. McGrail

Davin J. Hall

30 Rockefeller Plaza

New York, New York  10112

Telephone:  (212) 698-3500

Facsimile:  (212) 698-3599

Proposed Counsel for the Debtors

and Debtors-in-Possession

EXHIBIT A

JOINT PLAN OF REORGANIZATION

OF DEBTORS INLAND FIBER GROUP, LLC,
AND FIBER FINANCE CORP., DATED AUGUST 18, 2006

EXHIBIT B

SUPPORT AND LOCK-UP AGREEMENT

EXHIBIT C

OUTSIDE CONTRIBUTION AGREEMENT

EXHIBIT D

AFR PURCHASE AGREEMENT

EXHIBIT E

NON-EXCLUSIVE LIST OF EXECUTORY CONTRACTS TO BE ASSUMED AND ASSIGNED TO THE PURCHASER

EXHIBIT F

HYPOTHETICAL LIQUIDATION ANALYSIS

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